 Table of Contents

As filed with the Securities and Exchange Commission on July 10 , 2025

Registration No. 024-12568

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

GREEN RAIN ENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

THE NOW CORPORATION I/NV

(Former name, former address and former fiscal year, if changed since last report)

Wyoming	4991	88-0395372
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

8549 Wilshire Blvd., Suite 1216

Beverly Hills, CA 90211

310-228-8897

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

8549 Wilshire Blvd., Suite 1216

Beverly Hills, CA 90211

310-228-8897

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

PETER CAMPITIELLO, ESQ.

Lucosky Brookman LLP

101 Wood Avenue South
5th Floor
Woodbridge, NJ 08830

(732) 395-4401

SUBJECT TO COMPLETION, DATED [       ], 2025

The information in this Offering Circular is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Offering Circular is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

OFFERING CIRCULAR

GREEN RAIN ENERGY HOLDINGS, INC.

800,000,000 Shares of Common Stock

This Offering Circular will allow us to issue a minimum of 400,000 and up to 800,000,000 shares of common stock. The securities in this offering may be illiquid because they are not listed on any exchange or quoted on the NASDAQ and no market for these securities may develop. The issuer will sell the shares of common stock being offered in this offering at a fixed price of $0.025 per share. The company’s common stock may never be quoted on the NASDAQ or listed on an exchange.

This offering is being conducted pursuant to Regulation A, Tier 1 under the Securities Act of 1933. The minimum aggregate offering amount for this offering is $10,000. There is an escrow account established (See Exhibit 7.1) for investor funds, and funds will be returned if the minimum amount is not raised. The offering will remain open for up to one year from the qualification date but may be extended for an additional 180 days at the Company’s discretion. The Company reserves the right to terminate the offering earlier if the maximum proceeds are raised.

The offering will terminate on the earlier of the date we raise the maximum offering amount or one year from the qualification date, unless extended for an additional 180 days at the discretion of the Company.

	Offering Price per Share	Gross Proceeds to Our Company		Net Proceeds to Our Company(1)

Per Share	$0.025	$		$–
Minimum			10,000	10,000
Maximum			20,000,000	19,675,000

(1) We estimate offering expenses totaling approximately $325,000, if all of the 800,000,000 shares of common stock are sold in this offering.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

There is a $10,000 minimum purchase for each investor, and the funds will be immediately released to the Company once the minimum offering amount is raised. The offering will terminate on the earlier of the date we raise the maximum proceeds OR one year from the qualification date, unless extended for an additional 180 days at the discretion of the Company.

The securities offered in this Offering Circular involve a high degree of risk. You should consider the risk factors beginning on page 21 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Offering Circular. Any representation to the contrary is a criminal offense.

The date of this Offering Circular is ______, 2025.

Unless otherwise specified, the information in this Offering Circular is set forth as of July 1, 2025, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this Offering Circular, in connection with the offer contained in this Offering Circular. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This Offering Circular is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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OFFERING CIRCULAR SUMMARY

The following summary highlights selected information from this Offering Circular and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire Offering Circular carefully, including the financial statements and the related notes beginning on page F-1. This Offering Circular contains forward-looking statements and information relating to Green Rain Energy Holdings, Inc. See Cautionary Note Regarding Forward Looking Statements on page 58.

Green Rain Energy Holdings, Inc (the “Company”) focuses on developing its subsidiary, Green Rain Solar Inc., an Energy Service Company (ESCO) specializing in energy-saving projects that reduce energy costs and decrease operational expenses. Green Rain Solar is a renewable energy integrator that creates and connects new projects with capital investments. Green Rain is actively working on solar farms, renewable energy developments, battery technology, and electric vehicle (EV) charging stations, collaborating with finance partners, landowners, engineering, procurement, and construction (EPC) firms to execute its projects.

The Company is also currently targeting high-growth solar market segments for its advanced solar power generation systems (“solar systems”), operating in multiple markets and is prepared for conducting business in several industry-friendly locations including California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada. Our business office is located at 201 E. Fifth Street, Suite 100, Sheridan, Wyoming 82801.

We own and operate a public direct current (“DC”) fast-charging network for battery electric vehicles (“EVs”) by number of locations and are EV charging network in the United States [powered by 100% renewable electricity, through the use of renewable energy certificates (“RECs”).] See “Business — Government Regulation — Renewable Energy Markets.” We seek to locate our charging infrastructure in high traffic, high density urban, suburban and exurban locations to provide EV drivers of all types with easy access to convenient, reliable high-speed charging. Our network is capable of natively charging (i.e., charging without an adaptor) all EV models and charging standards currently available in the U.S. and serves a wide variety of private retail and commercial customers. We have been a leader and innovator in the EV charging space and are well positioned to continue to capitalize on our sustainable first-mover and first-learner advantages as EV adoption accelerates. To take advantage of the expected rapid growth in North American EVs on the road, we are rapidly expanding our network of owned charging stations, prioritizing development of locations with favorable traffic and utilization characteristics.

The Company was incorporated as HANDELL-GRAFF, INC. in the state of Nevada on November 23, 1993. The Company changed its name to HEALTHCOMP EVALUATION SERVICES CORPORATION on March 17, 1999. The Company changed its name to EXEMPLAR INTERNATIONAL, INC., on December 31, 2002. The Company changed its name to GREEN RAIN ENERGY HOLDINGS, INC. on October 6, 2006. On January 17, 2025, a Corporate Resolution was signed authorizing moving the domicile from Nevada to the State of Wyoming. On January 23, 2025, corresponding Articles of Continuance were filed with the contemporaneous name of the Corporation being changed to The Now Corporation I On June 5, 2025, the company changed its name to Green Rain Energy Holdings, Inc.

As of the date of this Offering Circular, the Company is in default under the following convertible promissory notes:

•	$20 million convertible note issued to Medican Enterprises Inc.: Outstanding principal of $16,050,864,00, fully in default as of add date
•	$10 million convertible note issued to Eagle Oil Holding Company, Inc.: Outstanding principal of $11,302,942, fully in default as of add date
•	Other Convertible Notes: Aggregate outstanding principal of approximately $5,425,769, all of which is fully in default.

There are no partial defaults; the full amounts of each note are currently due and payable. No payments have been made since the respective maturity dates. These notes are further discussed in the “Risk Factors” and “Management’s Discussion and Analysis” sections below.

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Background:

Pursuant to a Purchase and Sale Agreement dated August 7, 2018, between Eagle Oil Holding Company, Inc. (now Green Stream Holdings, Inc.) and the Company, the Company acquired the following assets in exchange for a $10 million convertible note (the “Eagle Oil Note”):

15% ownership of the following contracts and corresponding gold recovery of Minera Dynasty 1, Minera Linderos E and Proyecto Cecilia 1.

20% membership interest in 375 Wall Construction LLC, 36,642 preferred shares in Mike The Pike Productions Inc. 15% membership interest in Premier Equity Advisors LLC 20% equity stake in Zorhek Aqua Farms Inc. 15% of the title, rights and interest in Leolah Brown’s autobiography 2.5% equity stake in Axilogy Consulting Corporation 13% of the Blue Print Brand and 23% of Eagle Eye Mobile Radio Application 20% membership interest in Talent-by-Talent LLC. All of the membership interest in Pure Digital Technology LLC.

All Eagle Oil’s interest in the Frank Farm Lease, Venango County, PA pursuant to a Purchase and Sale Agreement between Medican Enterprises Inc. and both the Company & Eagle Oil Holding Company Inc. (now Green Stream Holdings Inc.), dated January 26, 2019, the Company owns the following assets in exchange for a $20 million convertible note (the “Medican Note”):

Ownership of the book named, “Living The Hemp Life: An Argumentative Story About Marijuana”, with an ISBN of 978-0-692-72998-4 published on July 19, 2016.

Website named “Cannabud”.

25% membership interest in Biodynamic Hemp LLC 12% non-dilutable equity stake in RBA Pharma Inc. 5% non-dilutable equity stake in Axilogy Consulting Corporation 20% non-dilutable membership interest in Medmorized LLC 20% non-dilutable equity stake in CBDVITAPETZ, Inc., 3% non-dilutable equity stake in VitaCig Latino Inc., 25% non-dilutive equity stake in Vintage Scripts Pharmacy Non-dilutive equity stake of 2% in Jamaican Earth Therapeutics Limited & a dilutive equity stake of 15%-60% ownership of the 60 acres of farmland in South Haven, Michigan (68811 Co Rd 384, South Haven, Michigan.

From December 31, 2021, through December 31, 2024, the Company issued 4,607,409.794 shares of common stock to individuals/corporations in all cases in debt conversion transactions. These transactions are exempt from registration found to the 4(a)1 exemption in all cases exempt for one (1) Rule 144 transaction.

The Company’s common stock is currently quoted on the OTC Markets under the symbol “GREH”.

Recent Developments

On October 17, 2024, Emilia Carpinisan resigned from her position(s), and Ken Williams was appointed as her successor. Additionally, on October 22, 2024, the Company rescinded the Purchase and Sale Agreement, dated July 22, 2024, with the acquired artificial intelligence company, CIVET USA.

On October 22, 2024, pursuant to a Stock Purchase Agreement between the Company and VGTel Inc., the Company acquired the VGTel Inc., subsidiaries Green Rain Solar Inc. and M Love Vintage Holdings Inc. As part of the consideration for these acquisitions, the Company agreed to issue 50% of its controlling preferred stock to VGTel Inc. On October 23, 2024, Ken Williams resigned, and Alfredo Papadakis, the former CEO of VGTel, was appointed as his successor. These acquisitions will be reflected in the Company’s annual disclosure statement. Green Rain Solar Inc. will be the focus of the Company once capital has been raised.

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On April 29, 2025, the Company completed the sale of M Love Vintage Holdings Inc.(Exhibit 6.1) to Arowana Media Holdings Inc. (“Arowana”) pursuant to the Purchase and Sale Agreement (NOTE: 9). The transaction was disclosed in a Form 8-K filed with the Securities and Exchange Commission on May 1, 2025.

Under the terms of the Purchase and Sale Agreement, Green Rain Energy Holdings Inc. sold all of the issued and outstanding shares of M Love Vintage Holdings Inc. to Arowana Media Holdings Inc. In exchange, Green Rain Energy Holdings Inc. Is to receive a control block to be formed, representing 65.7% of the issued and outstanding of said control block of Arowana Media Holdings.

This divestiture is part of the Company’s broader strategic realignment to concentrate on its core mission of developing sustainable energy solutions and environmental technologies. M Love Vintage operated in the lifestyle and media sector, which was not aligned with the Company’s long-term objectives and required significant internal resources without contributing to its core operations. By transitioning ownership to Arowana, a company with relevant expertise and focus in consumer and media assets, M Love Vintage is expected to be better positioned for future growth.

The structure of the transaction allows GREH to retain a meaningful financial interest in the business through its equity position in Arowana, while eliminating the operational burden and resource demands of managing a non-core subsidiary.

The Company intends to use this strategic clarity to streamline operations and accelerate initiatives aligned with its core energy and environmental focus.

Risk Factors

We are in default under certain convertible notes, which may materially adversely affect our business, financial condition, and results of operations.

The Company is currently in default under the Medican Note, the Eagle Oil Note, and certain other outstanding convertible promissory notes, as such notes have not been repaid or converted in accordance with their terms. As of the date of this Offering Circular, no formal demand for repayment or request for conversion has been received from any of the respective noteholders.

Each of the foregoing notes contains provisions that mitigate the Company’s exposure to immediate cash payment obligations in the event of a default. Specifically, if the Company fails to make any required payment of principal, interest, or other amounts due within five (5) calendar days of the applicable due date, the Company is obligated to issue common stock to the holder pursuant to the conversion terms set forth in Section 3 of the applicable note, unless the holder elects not to convert. Should a holder elect not to convert, the outstanding balance of the note will continue to accrue interest at the applicable default rate and will remain outstanding until repaid or otherwise resolved, but will not immediately become payable in cash.

While this mechanism reduces the Company’s immediate liquidity risk, any required issuance of a significant number of additional shares could result in substantial dilution to existing stockholders and may adversely impact the market price of the Company’s common stock, if and when such a market develops.

Moreover, defaults under the Medican Note, the Eagle Oil Note, and other convertible notes could trigger cross-default or cross-acceleration provisions under other debt instruments to which the Company may be a party, thereby compounding the Company’s financial obligations. Any such developments could materially adversely affect the Company’s business, financial condition, results of operations, and prospects.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Summary of the Offering

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we may take advantage of certain reduced reporting requirements that are otherwise applicable to public companies.

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The Company shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year in which it has total annual gross revenues of $1.235 billion or more;
2.	The last day of the fiscal year following the fifth anniversary of its initial public offering (IPO);
3.	The date on which it has issued more than $1 billion in non-convertible debt during the previous three-year period; or
4.	The date on which it becomes a large accelerated filer under SEC rules.

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,070,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,070,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company, the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Pursuant to Section 107(b) of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, we will adopt new or revised accounting standards at the same time as private companies, rather than following the timeline applicable to non-emerging growth public companies.

(E) Since December 31, 2024, the Company has issued approximately 600 million additional shares of common stock, increasing the total number of shares outstanding from 6,123,284,813 shares to 6,723,284,813 shares as of the date of this Offering Circular. These issuances resulted solely from the conversion of outstanding convertible notes in accordance with their respective terms. The Company remains subject to additional outstanding convertible notes, and at any time may receive further requests for conversion from holders, which could result in the issuance of additional shares of common stock and further dilution to existing stockholders.

The Offering

This Offering Circular covers a minimum of 400,000 and up to 800,000,000 shares of common stock to be sold by the company at a price of $0.025 per share in a direct public offering.

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ABOUT THIS OFFERING

Securities Being Offered	Up to 800,000,000 shares of common stock of Green Rain Energy Holdings, Inc to be sold by the Company at a price of $0.025 per share. The minimum offering is 400,000 shares.

Initial Offering Price	The Company will sell a minimum of 400,000 shares and up to a maximum of 800,000,000 shares at a price of $0.025 per share.

Terms of the Offering	The Company will offer and sell the shares at a price of $0.025 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude on the earlier of the date the company has sold all of the 800,000,000 shares of common stock offered by it or one year from the qualification date, unless extended for an additional 180 days at the discretion of the Company. The company may, in its sole discretion, decide to terminate this offering before selling all 800,000,000 shares of common stock offered hereby.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 21.

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GREEN RAIN ENERGY HOLDINGS, INC.

800,000,000 COMMON STOCK

Green Rain Energy Holdings, Inc. (“we” or the “Company”) is offering up to 800,000,000 shares of common stock, $.001 par value, at $0.025 per share on a “best efforts” basis, for gross proceeds of up to $20,000,000, before deduction of offering expenses, assuming all shares are sold.

The Company is offering up to $20,000,000 in securities, with a minimum offering amount of $10,000. Once the minimum is received, proceeds will be used by the Company upon receipt. The offering will conclude when the company has sold all of the 800,000,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate this offering before selling all 800,000,000 shares of common stock offered hereby.

The minimum investment established for each investor is $10,000, unless such Company in its sole discretion, which may be done on a case-by-case basis. For more information regarding the securities being offered, see the section entitled “Securities Being Offered” on page 8.

Shares offered by the Company will be sold by our directors and executive officers on a “best efforts” basis on a “best effort” basis, provided full compliance with applicable securities laws. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis.

The sale of shares of common stock will begin once the offering statement to which this circular relates is qualified by the Securities and Exchange Commission (“SEC”) and the offering will terminate on the earlier of the date we raise the maximum offering amount or one year from the qualification date, unless extended for an additional 180 days at the discretion of the Company.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, our stock is quoted on OTC Markets Group, Inc.’s Pink marketplace under the trading symbol “GREH” and will be changed to GREH as per FiNRA on June 26, 2025. There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTQX marketplaces.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this offering circular for a discussion of information that should be considered in connection with an investment in our securities.

This offering is being made pursuant to Tier 1 of Regulation A following the Offering Circular Form 1-A disclosure format.

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	changes adversely affecting the business in which we are engaged;

•	the risks associated with cyclical demand for our services and vulnerability to industry downturns and regional or national downturns;

•	fluctuations in our revenue and operating results;

•	unfavorable conditions or further disruptions in the capital and credit markets;

•	our ability to generate cash, service indebtedness and incur additional indebtedness;

•	competition from existing and new competitors;

•	our ability to integrate any businesses we acquire;

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•	our ability to recruit and retain experienced personnel;

•	risks related to legal proceedings or claims, including liability claims;

•	our dependence on third-party contractors to provide various services;

•	our ability to obtain additional capital on commercially reasonable terms;

•	safety and environmental requirements that may subject us to unanticipated liabilities;

•	general economic or political conditions; and

•	other factors detailed under the section entitled “Risk Factors” and in our periodic filings with the SEC.

Our filings with the OTC Markets Group are available publicly on the OTC Markets Group website at http://www.otcmarkets.com/stock/GREH/disclosure. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this Offering Circular and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE “RISK FACTORS” ON PAGE 21.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GREEN RAIN ENERGY HOLDINGS, INC.

8549 Wilshire Blvd., Suite 1216

Beverly Hills, CA 90211

E-mail: alfredopapadakis@gmail.com

The date of this Offering Circular is _______, 2025.

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ABOUT THIS OFFERING CIRCULAR

This Offering Circular is part of Form REG A that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this Offering Circular or any applicable Offering Circular supplement or any free writing Offering Circulars prepared by or on behalf of us or to which we have referred you. We cannot take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We cannot and will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide an Offering Circular supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this Offering Circular. You should read both this Offering Circular and any applicable Offering Circular supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this Offering Circular entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this Offering Circular to the “Company,” “Green Rain Energy Holdings, Inc.”, “we,” “us,” “our” and similar terms refer to Green Rain Energy Holdings, Inc. and its consolidated subsidiaries.

FREQUENTLY USED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this Offering Circular:

“Board” means the board of directors of Green Rain Energy Holdings, Inc.

“Common Stock” means Common Stock of GREEN RAIN ENERGY HOLDINGS, INC., par value $0.001 per share.

“Closing” means the closing of the Business Combination.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“IRS” means the Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Nasdaq” means The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market.

“NYSE” means The New York Stock Exchange.

“Public shares” means the shares of Common Stock included in the units sold by CRIS in its IPO.

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“Public stockholder” means a holder of public shares.

“Warrants” means the warrants sold as part of the units in the offering.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer agent” means Pacific Stock Transfer Co. (a Securitize Company).

“Warrants” means the warrants.

Please read this offering circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

The Company

Green Rain Energy Holdings, Inc. (the “Company”) focuses on developing its subsidiary, Green Rain Solar Inc., an Energy Service Company (ESCO) specializing in energy-saving projects that reduce energy costs and decrease operational expenses. Green Rain Solar is a renewable energy integrator that creates and connects new projects with capital investments. Green Rain is actively working on solar farms, renewable energy developments, battery technology, and electric vehicle (EV) charging stations, collaborating with finance partners, landowners, engineering, procurement, and construction (EPC) firms to execute its projects.

We are also a provider of next-generation solar energy solutions to underrepresented and/or growing market segments. To date, we announced the first-ever construction of a solar greenhouse incorporating proprietary greenhouse technology which uses customized red greenhouse glass and seamless solar panels. The Company is concurrently operating in multiple markets and is prepared for conducting business in several industry-friendly countries, states, and regions including California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada. Our business office is located at 16620 Marquez Ave, Pacific Palisades, CA 90272.

Key Initiatives include:

•	Rochester, NY Region: Over the next year, focused development efforts will target the Rochester Gas and Electric Utilities area contributing to the revitalization of the upstate New York region.
•	Greece, NY Solar Farm: Green Rain Solar is advancing a solar farm project within this locality.
•

EV Charging Stations: Initial deployment includes four locations, each equipped with two charging machines. Secured financing through an EPC partner ensures these installations will move forward smoothly.

•	Notable Locations: The Hilton Hotels site that in Long Island, NY, as well as additional locations in Yonkers and Dobbs Ferry, NY, have been secured for EV charging infrastructure.

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We own and operate a public direct current (“DC”) fast-charging network for battery electric vehicles (“EVs”) by number of locations and are EV charging network in the United States [powered by 100% renewable electricity, through the use of renewable energy certificates (“RECs”).] See “Business — Government Regulation — Renewable Energy Markets.” We seek to locate our charging infrastructure in high traffic, high density urban, suburban and exurban locations to provide EV drivers of all types with easy access to convenient, reliable high-speed charging. Our network is capable of natively charging (i.e., charging without an adaptor) all EV models and charging standards currently available in the U.S. and serves a wide variety of private retail and commercial customers. We have been a leader and innovator in the EV charging space and are well positioned to continue to capitalize on our sustainable first-mover and first-learner advantages as EV adoption accelerates. To take advantage of the expected rapid growth in North American EVs on the road, we are rapidly expanding our network of owned charging stations, prioritizing development of locations with favorable traffic and utilization characteristics.

Green Rain Solar Inc.: Pioneering Solar Energy and EV Charging Solutions

Green Rain Solar Inc. is a forward-thinking renewable energy company that specializes in delivering innovative solar energy and EV charging solutions across underserved markets in the U.S. By harnessing advanced green technology, the company aims to meet the dual challenge of clean energy generation and sustainable transportation infrastructure.

With a mission to reduce reliance on fossil fuels and provide affordable renewable energy solutions, Green Rain Solar Inc. combines cutting-edge solar photovoltaic (PV) systems with next-generation EV charging stations. The company is well-positioned to lead the transition toward a cleaner, more sustainable energy future.

Comprehensive Solar Energy Solutions

Green Rain Solar Inc. offers a range of tailored solutions designed to maximize energy efficiency, reduce costs, and drive adoption of renewable energy:

Community Solar Projects

Green Rain Solar Inc. develops and deploys solar power generation systems to provide cost-effective renewable energy access to local utility customers. By focusing on urban areas with high electricity costs, the company ensures:

•	Affordable electricity rates through Power Purchase Agreements (PPA) or equipment leasing models.
•	Turnkey services, including financing, design, permitting, construction, and ongoing maintenance.
•	Long-term revenue streams for host customers and the company, supported by state and federal tax credits and rebates.

Solar Greenhouses

The company’s revolutionary PV-powered greenhouses represent a paradigm shift in urban agriculture. These structures:

•	Combine cutting-edge semi-transparent solar panels with sustainable farming practices.
•	Enhance crop yields while simultaneously generating electricity through advanced wavelength-selective technology.
•	Support urban food security by tackling “food deserts” and reducing the carbon footprint of food production.

Rooftop Solar Installations

Green Rain Solar Inc. collaborates with commercial property owners to maximize underutilized space for solar installations. Targeting rooftops of 20,000–100,000 sq. ft., the company provides:

•	Cost-saving solar solutions that secure electricity rates below local utility prices.
•	Solar PV systems designed to produce 100,000–250,000 kWh annually.
•	Projects tailored to specific energy requirements, with upfront investments ranging from $60,000 to $2 million, depending on facility size and specifications.

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Integration with EV Charging Infrastructure

Green Rain Solar Inc. is expanding its renewable energy expertise into the electric vehicle (EV) charging sector, addressing the growing demand for sustainable transportation solutions. The integration of solar energy with EV charging provides:

•	Solar-Powered Charging Stations: Energy-efficient and sustainable EV charging infrastructure powered directly by the company’s PV systems, reducing grid dependency.
•	Strategic Deployment: Stations installed in urban centers, suburban communities, and commercial properties, addressing the accessibility gap in EV charging.
•	Clean Transportation Goals: Supporting local and federal objectives for reducing transportation emissions.

Strategic Collaborations and Expertise

Green Rain Solar Inc. partners with leading organizations and experts to ensure the success of its projects:

•	Chronical Engineering LLC: Provides architectural and engineering expertise for solar project design and permitting.
•	Government Incentives: Utilizes programs like the Solar Investment Tax Credit (ITC) and state-level incentives to enhance project feasibility and affordability.

Market Growth and Long-Term Vision

Driven by accelerating adoption of renewable energy and EV technologies, Green Rain Solar Inc. is poised to capitalize on market trends:

•	Solar Energy Growth: The U.S. solar market grew at an annualized rate of 49% over the last decade, with cumulative installations reaching 88.9 GW by Q3 2020. Green Rain Solar Inc. plans to expand its projects in key regions such as New York and New Jersey.
•	EV Adoption: With federal initiatives supporting EV infrastructure development, the company is positioned to become a key player in the integration of solar energy and EV charging.

Future Plans

Green Rain Solar Inc. is committed to:

1. Expanding Operations: Increasing its footprint in states with favorable community solar and EV incentives.

2. Innovating Green Technology: Developing proprietary solutions like solar greenhouses and off-grid solar-powered EV chargers.

3. Community Engagement: Building partnerships with local businesses, municipalities, and utility companies to accelerate clean energy adoption.

Commitment to Sustainability

Green Rain Solar Inc. remains dedicated to promoting sustainable energy practices that benefit communities and the environment. By merging advanced solar technology with EV infrastructure, the company is creating a powerful synergy that drives renewable energy adoption while addressing critical urban challenges like food security and transportation sustainability.

As of October 22, 2024, the Company signed a Stock Purchase Agreement with VGTel Inc. in which it acquired two companies making them both subsidiaries, Green Rain Solar Inc and M Love Vintage Holdings Inc. This former will be focus of the Company and the latter may be resurrected once capital has been raised.

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The Company is currently authorized to issue a total of 10,000,000 shares of Common Stock with a par value of $0.001 and 2,500,000 shares of Preferred Stock with a par value of $0.001. Out of the 2,500,000 shares of Preferred Stock, the following series of Preferred Stock are designated as of the date of this offering:

A)	Can vote on an as-converted basis
B)	Can convert into shares of common stock based on a 1:1,000,000 ratio that can never be adjusted
C)	Are not subject to dilution
D)	Not subject to any adverse effects as a result of any reverse splits
E)	Holders that are non-directors can only convert their shares of preferred stock into shares of common stock up to an amount equal to 9.9% of the current issued and outstanding shares of common stock.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s Pink marketplace under the symbol “GREH.” There is a limited market for the shares included in this offering

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SUMMARY

This summary highlights selected information appearing elsewhere in this Offering Circular. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire Offering Circular carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Background

As of October 22nd, 2024, the Company signed a Stock Purchase Agreement with VGTel Inc. in which it acquired two companies making them both subsidiaries, Green Rain Solar Inc and M Love Vintage Holdings Inc. This former will be focus of the Company and the latter has been sold to Arowana Media Holdings.

The Offering

Issuer	GREEN RAIN ENERGY HOLDINGS, INC.

Issuance of Shares

Corresponding Shares Offered by us	800,000,000 shares of Common Stock

Shares of Common Stock Outstanding Prior to Offering	14,646,806 shares (as of July 2, 2025)

Shares of Common Stock Outstanding Assuming Full Subscription	814,646,806 shares (based on the total shares outstanding as of July 2, 2025).

Use of proceeds

We will receive up to an aggregate of approximately $20,000,000 from the sale of the Shares offered hereby. We expect to use the net proceeds from the sale of Common stock for general corporate purposes, 57% for research and development and 43% to General Corporate purposes.

See “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of Common Stock Offered by the Selling Securityholders	None

Market for Common Stock	Our Common Stock are currently traded on the OTC Markets under the symbols, “GREH”

Risk Factors	See “Risk Factors” and other information included in this Offering Circular for a discussion of factors you should consider before investing our securities.

Minimum investment	The minimum investment established for each investor is 10,000.00, the minimum aggregate investment is $10,000. Unless such a minimum is waived by the Company in its sole discretion, which may be done on a case by-case basis.

Market for the common stock	There is only a limited public market for the common stock and a broad public market may never develop. The common stock is quoted on OTC Pink, informally known as the “Pink Sheets,” under the symbol “GREH.”

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Use of proceeds

The Company intends to use the proceeds of this offering for marketing, inventory, acquisition and for general and administrative purposes. See “Use of Proceeds” section for details.

The minimum aggregate offering amount for this offering is $10,000. There is an escrow account established (Exhibit 7.1) for investor funds, and funds will be returned if the minimum amount is not raised. The offering will remain open for up to one year from the qualification date but may be extended for an additional 180 days at the Company’s discretion. The Company reserves the right to terminate the offering earlier if the maximum proceeds are raised.

Plan of Distribution

The minimum aggregate offering amount for this offering is $10,000. The company has established an escrow account (Exhibit 7.1) for investor funds, and funds will be returned if the minimum amount is not raised. The offering will remain open for up to one year from the qualification date but may be extended for an additional 180 days at the Company’s discretion. The Company reserves the right to terminate the offering earlier if the maximum proceeds are raised.

Termination of the offering

The offering will terminate on the earlier of the date we raise the maximum offering amount or one year from the qualification date, unless extended for an additional 180 days at the discretion of the Company. The offering may also terminate earlier if the maximum offering amount is reached.

Business Overview

The Company operates as a holding company of its wholly owned subsidiaries that are now its focus. The subsidiary is Green Rain Solar Inc. The Company is currently focused on exploiting currently unmet markets in renewable energy and sustainable infrastructure projects. The Company is concurrently operating in multiple markets and is prepared for conducting business in several industry-friendly countries, states, and regions including California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada. Our business office is located at 8549 Wilshire Blvd., Suite 1216, Beverly Hills, CA 90211. The Company plans are to expand to more locations in North America in the next year as funding becomes available.

Green Rain Energy Holdings, Inc. will initially focus on developing Green Rain Solar Inc., an Energy Service Company (ESCO) specializing in energy-saving projects that reduce energy costs and decrease operational expenses. Green Rain Solar is a renewable energy integrator that creates and connects new projects with capital investments. Green Rain is actively working on solar farms and renewable energy developments. Battery technology and electric vehicle (EV) charging stations, collaborating with finance partners, landowners, engineering, procurement, and construction (EPC) firms to execute its projects.

Key Initiatives include:

•	Rochester, NY Region: Over the next year, focused development efforts will target the Rochester Gas and Electric Utilities area contributing to the revitalization of the upstate New York region.
•	Greece, NY Solar Farm: Green Rain Solar is advancing a solar farm project within this locality.
•	EV Charging Stations: Initial deployment includes four locations, each equipped with two charging machines. Secured financing through an EPC partner ensures these installations will move forward smoothly.
•	Notable Locations: The Hilton Hotels site that in Long Island, NY, as well as additional locations in Yonkers and Dobbs Ferry, NY, have been secured for EV charging infrastructure.

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We own and operate a public direct current (“DC”) fast-charging network for battery electric vehicles (“EVs”) by number of locations and are EV charging network in the United States [powered by 100% renewable electricity, through the use of renewable energy certificates (“RECs”).] See “Business — Government Regulation — Renewable Energy Markets.” We seek to locate our charging infrastructure in high traffic, high density urban, suburban and exurban locations to provide EV drivers of all types with easy access to convenient, reliable high-speed charging. Our network is capable of natively charging (i.e., charging without an adaptor) all EV models and charging standards currently available in the U.S. and serves a wide variety of private retail and commercial customers. We have been a leader and innovator in the EV charging space and are well positioned to continue to capitalize on our sustainable first-mover and first-learner advantages as EV adoption accelerates. To take advantage of the expected rapid growth in North American EVs on the road, we are rapidly expanding our network of owned charging stations, prioritizing development of locations with favorable traffic and utilization characteristics.

The Company is a Wyoming corporation.

Going Concern

As of September 30, 2024, the Company had an accumulated loss of $13,379,297 Management has taken a certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain – growing strategies, including – expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

Summary of the Offering

Securities Offered	800,000,000 shares of common stock at a price of $0.025 per share.

Securities Offered by the Company	800,000,000 shares of common stock on a best-efforts basis.

Additional information about the Offering	Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited provided the “blue sky” regulations in the states in which the Company solicits investors allow such solicitation.

Offering price per Shares	$0.025 per share

Number of shares outstanding before the offering of common stock	14,646,806 shares of Common Stock as of the date hereof, and 2,500,000,000,000 shares potentially issuable upon exercise or conversion of outstanding options, warrants, and preferred stock.

Number of shares outstanding after the offering of common stock if all the units being offered are sold	814,646,806 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	400,000 shares of common stock.

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You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our shares. This circular contains summaries of certain other documents, but the reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

The industry and market data used throughout this circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

Sources of Industry and Market Data

Where information has been sourced from a third-party, the source of such information has been identified.

Unless otherwise indicated, the information contained in this Offering Circular on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Risk Factors

We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors to compare our financial statements with those of other public companies.

As an emerging growth company under the JOBS Act, we are permitted to take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this exemption, meaning that we will adopt new or revised accounting standards on the timeline applicable to private companies rather than on the timeline required for public companies.

As a result, our financial statements may not be directly comparable to those of companies that have opted out of this extended transition period and are therefore required to comply with new or revised accounting standards on the same schedule as non-emerging growth public companies. This may make it more difficult for investors to evaluate our financial performance and compare it to that of other public companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of its initial public offering, (b) in which it has total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC’s rules and regulations from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of Class A Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30 and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period.

We are also being a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this Offering Circular, or any Offering Circular supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business

We are an early stage company with a history of operating losses, and expect to incur significant expenses and continuing losses at least for the near- and medium-term.

We have a history of operating losses and negative operating cash flows. We incurred a net loss of $2,007,125 and $1,559,295 for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, and, as of September 30, 2024, had a working capital deficit of approximately $26,937. We believe we will continue to incur operating and net losses each quarter at least for the medium term. Even if we achieve profitability, there can be no assurance that we will be able to maintain profitability in the future. Our potential profitability is particularly dependent upon the continued adoption of EVs by consumers and fleet operators, the widespread adoption of electric trucks and other vehicles, and other electric transportation modalities, continued support from regulatory programs and in each case, the use of our chargers, any of which may not occur at the levels we currently anticipate or at all. We may need to raise additional financing through loans, securities offerings or additional investments in order to fund our ongoing operations. There is no assurance that we will be able to obtain such additional financing or that we will be able to obtain such additional financing on favorable terms.

Our management concluded that these conditions raise substantial doubt about our ability to meet our financial obligations as they become due for the next twelve months, and our ability to continue as a going concern. In addition, we will include an emphasis of matter paragraph regarding our ability to continue as a going concern in our opinion on our future financial statements due to the factors noted above. Our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2024 and 2023 and unaudited consolidated financial statements as of and for the years ended December 31, 2023 and 2024 do not include any adjustments that may result from the outcome of this uncertainty and do not reflect the transactions contemplated by the business combination.

Our growth and success are highly correlated with and thus dependent upon the continuing rapid adoption of and demand for EVs.

Our growth is highly dependent upon the adoption of EVs both by businesses and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, increasing consumer choice as it relates to available EV models, their pricing and performance, evolving government regulation and industry standards, changing consumer preferences and behaviors, intensifying levels of concern related to environmental issues, and governmental initiatives related to climate change and the environment generally. Our revenues are driven in large part by EV drivers’ driving and charging behavior. Potential shifts in behavior may include but are not limited to changes in annual vehicle miles traveled, preferences for urban vs suburban vs rural and public vs private charging, demand from rideshare or urban delivery fleets, and the emergence of autonomous vehicles and/or new forms of mobility. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. Public DC fast charging in particular may not develop as expected and may fail to attract projected market share of total EV charging. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, our growth would be reduced and our business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:

•	perceptions about EV features, quality, driver experience, safety, performance and cost;

•	perceptions about the limited range over which EVs may be driven on a single battery charge and about availability and access to sufficient public EV charging stations;

•	competition, including from other types of alternative fuel vehicles (such as hydrogen fuel cell vehicles), plug-in hybrid EVs and high fuel-economy internal combustion engine (“ICE”) vehicles;

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•	increases in fuel efficiency in legacy ICE and hybrid vehicles;

•	volatility in the price of gasoline and diesel at the pump;

•

EV supply chain disruptions including but not limited to availability of certain components (e.g. semiconductors), ability of EV OEMs to ramp-up EV production, availability of batteries, and battery materials;

•	concerns regarding the stability of the electrical grid;

•	the decline of an EV battery’s ability to hold a charge over time;

•	availability of service for EVs;

•	consumers’ perception about the convenience, speed, and cost of EV charging;

•	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarburization generally;

•	relaxation of government mandates or quotas regarding the sale of EVs;

•	the number, price and variety of EV models available for purchase; and

•	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for EV charging and our products and services in particular.

While many global OEMs and several new market entrants have announced plans for new EV models, the lineup of EV models with increasing fast charging needs expected to come to market over the next several years may not materialize in that timeframe or may fail to attract sufficient customer demand. Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect our business, financial condition and operating results.

We have experienced rapid growth and expect to invest our earnings in growth for the foreseeable future. If we fail to manage growth effectively, our business, operating results and financial condition would be adversely affected.

We anticipate a rapid growth in the near future. For example, the number of employees will grow from one in December 2021 to the expectation of five by April 2025. The expected continued growth and expansion of our business may place a significant strain on management, business operations, financial condition and infrastructure and corporate culture.

With continued fast growth, our information technology systems and our internal control over financial reporting and procedures may not be adequate to support our operations and may allow data security incidents that may interrupt business operations and allow third parties to obtain unauthorized access to business information or misappropriate funds. We may also face risks to the extent such third parties infiltrate the information technology infrastructure of our contractors.

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To manage growth in operations and personnel, we will need to continue to improve our operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect our business performance and operating results. Our strategy is based on a combination of growth and maintenance of strong performance on our existing asset base, and any inability to scale, maintain customer experience or manage operations at our charging stations may impact on our growth trajectory.

Our forecasts and projections are based upon assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected.

Our forecasts and projections are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by our management, any or all of which may not prove to be correct or accurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected. Realization of the results forecast will depend on the successful implementation of our proposed business plan, and policies and procedures consistent with the assumptions. Future results will also be affected by events and circumstances beyond our control, for example, the competitive environment, our executive team, rapid technological change, economic and other conditions in the markets in which we propose to operate, governmental regulation and uncertainties inherent in product development and testing, our future financing needs and our ability to grow and to manage growth effectively. In particular, our forecasts and projections include forecasts and estimates relating to the expected size and growth of the markets in which we operate or seek to enter. See “— Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.” Our forecasts and projections also assume that we are able to perform our obligations under our commercial contracts. See “— Because we are currently dependent upon a limited number of customers and OEM partners, the loss of a significant customer or OEM partner could adversely affect our operating results.” For the reasons described above, it is likely that the actual results of our operations will be different from the results forecasted and those differences may be material and adverse. The forecasts were prepared by our management and have not been certified or examined by an accountant. We do not have any duty to update the financial projections included in this Offering Circular.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Estimates of future EV adoption in the United States, the total addressable market, serviceable addressable market for our products and services and the EV market in general are included in this Offering Circular. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts included in this Offering Circular relating to the size and expected growth of the target market, market demand, and EV adoption across individual market verticals and use cases, capacity of automotive and battery OEMs and ability of charging infrastructure to address this demand and related pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity for public and commercial fast charging and future fast charging throughput or EVgo market share capture are difficult to predict. The estimated addressable market may not materialize in the timeframe of the projections included herein, if ever, and even if the markets meet the size estimates and growth estimates presented in this Offering Circular, our business could fail to grow at similar rates.

We currently face competition from a number of companies and expect to face significant competition in the future as the market for EV charging develops.

The EV charging market is relatively new and we currently face competition from a number of companies. We believe the main competitors to our core business are Tesla, Charge-Point, EVgo, Blink Charging and Electrify America. We indirectly compete with site hosts, fleets and utilities that choose to own their own charging infrastructure and procure their electric vehicle supply equipment (“EVSE”) from third-party vendors, such as EVBox and Charge Point, rather than leveraging our public or dedicated charging offerings. The principal competitive factors in the industry include charger count, locations and accessibility; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; direct current fast charger (“DCFC”) network reliability, scale and local density; software-enabled services offering and overall customer experience; and operator brand, track record and reputation; access to equipment vendors, service providers, and policy incentives and pricing. Large stage markets require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. In addition, there are competitors, in particular those with limited funding, experience or commitment to quality assurance, which could cause poor experiences, hampering overall EV adoption or trust in any particular provider. Further, our current or potential competitors may be acquired by third parties with different commercial objectives and imperatives and greater available resources.

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In addition, there are other means for charging EVs, which could affect the level of demand for charging at our DCFCs. For example, Tesla Inc. (“Tesla”) continues to build out its supercharger network across the United States for Tesla vehicles, which could reduce overall demand for EV charging at our sites. Tesla may also open its supercharger network to support charging of non-Tesla EVs in the future, which could further reduce demand for charging at our sites. Also, other companies sell chargers designed for customers seeking to have on premise EV charging capability as well as for home or workplace charging, which may reduce the demand for fast charging if EV owners find “slow” charging at a workplace, at home, or other parking locations to be sufficient. Municipalities may decide to convert street lighting poles and lampposts to public charging points for EV drivers who rent, have no access to home charging, or park their EVs on the street, potentially reducing our serviceable markets. Retailers, utilities or other site hosts or commercial, municipal and federal fleet businesses may opt to become owners and operators of public or private EV fast charging equipment and purchase that equipment and associated management software directly from vendors in the marketplace.

Additionally, future changes in charging preferences; the development of inductive EV charging capabilities; battery chemistries, ultra-long-range batteries or energy storage technologies, industry standards or applications; driver behavior or battery EV efficiency may develop in ways that limit our future share gains in certain high promising market verticals or slow the growth of our addressable or serviceable market. Competitors may be able to respond more quickly and effectively than us to new or changing opportunities, technologies, standards or customer requirements, and may be better equipped to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace.

The EV charging business may become more competitive, pressuring future increases in utilization and margins. Competition is still developing and is expected to increase as the number of EVs sold increases. Today, our largest competitor is Electrify America that expects to install (or have under development) approximately 20 public charging stations with about 100 chargers by December 2025 and is currently approaching completion of cycle 2 of its 4-cycle spending program. Because Electrify America’s expansion of its EV charger network is mandated by the consent decree and not necessarily done in a manner designed to maximize economic return, Electrify America’s rate of expansion may outpace ours, at least in the short term.

Barriers to entry in the EV charging market may erode as a result of government intervention, leading to more competitors. In addition, in some jurisdictions, we may see competition from local utilities that may be interested in, and receive regulatory approval for, ownership of public EV charging equipment, from various owners of non-networked Level 2 chargers, and from new entrants into the U.S. fast charging market.

New competitors or alliances may emerge in the future that secure greater market share, have proprietary technologies that drivers prefer, more effective marketing abilities and/or face different financial hurdles, which could put us at a competitive disadvantage. Further, our current strategic initiatives, pilots and contracts with major OEM partners, business-to-business customers and key hosts may fail to result in a sustainable competitive advantage for us. Future competitors could also be better positioned to serve certain segments of our current or future target markets, which could create price pressure or erode our market share. In light of these factors, current or potential customers may utilize charging services of competitors. If we fail to adapt to changing market conditions or continue to compete successfully with current charging providers or new competitors, our growth will be inhibited, adversely affecting our business and results of operations.

Because we are currently dependent upon a limited number of customers and OEM partners, the loss of a significant customer or OEM partner could adversely affect our operating results.

At this time, we believe that our ability to meet future Build Schedule obligations may continue to be impacted by circumstances similar to those experienced during the first quarter of 2021, or other potential issues including, but not limited to, equipment design and procurement, timing of third-party funding agreements, and the siting, permitting, construction, commissioning, energizing of DCFC, or delays in releasing public grant funding.

Inspection and other city and municipal services were suspended, and we had reduced access to host sites for construction and on-site survey and design. We also experienced delays in our site host negotiations as hosts devoted more time to day-to-day operations and employee health and safety. In addition, we experienced delays in equipment fulfillment and other logistics related to reduced operational capacity of warehouses and shipping vessel backlogs, which has caused additional delay in early 2021.

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The pandemic has resulted in government authorities implementing numerous measures to try to contain COVID-19, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures adversely impact on our employees and operations and the operations of our customers, suppliers, vendors and business partners and negatively impact demand for EV charging. These measures by government authorities may remain in place for a significant period of time and may adversely affect manufacturing and building plans, sales and marketing activities, business and results of operations.

We have modified our business practices in response to the COVID-19 pandemic and currently recommend that all non-essential personnel work from home. We have implemented various safety protocols for essential

We rely on a limited number of vendors for our charging equipment and related support services. A loss of any of these partners would negatively affect our business.

We rely on a limited number of vendors for design, testing and manufacturing of charging equipment which at this stage of the industry is unique to each supplier and thus singularly sourced with respect to components as well as aftermarket maintenance and warranty services. For the three months ended March 31, 2021, we had one major vendor that represented approximately 12% of total purchases. For the year ended December 31, 2020, we had no major vendors that represented over 10% of total purchases. This reliance on a limited number of vendors increases our risks, since we do not currently have proven reliable alternative or replacement vendors beyond these key parties. In the event of production interruptions or supply chain disruptions including but not limited to availability of certain key components such as semiconductors, we may not be able to take advantage of increased production from other sources or develop alternate or secondary vendors without incurring material additional costs and substantial delays. Thus, our business would be adversely affected if one or more of our vendors are impacted by any interruption at a particular location.

As the demand for public fast charging increases, the charging equipment vendors may not be able to dedicate sufficient supply chain, production, or sales channel capacity to keep up with the required pace of charging infrastructure expansion. In addition, as the EV market grows, the industry may be exposed to deteriorating design requirements, undetected faults or the erosion of testing standards by charging equipment and component suppliers, which may adversely impact the performance, reliability and lifecycle cost of the chargers. If we or our suppliers experience a significant increase in demand, or if we need to replace an existing supplier, we may not be able to supplement service or replace them on acceptable terms, which may undermine our ability to install chargers in a timely manner. For example, it may take a significant amount of time to identify a vendor that has the capability and resources to supply and/or service charging equipment in sufficient volume. Identifying and approving suitable vendors could be an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant vendor would have an adverse effect on our business, financial condition and operating results.

Further, should the Trump Administration and Congress require that charging equipment be manufactured in the U.S. in order to access federal financial support or secure contracts with the federal government, we will have to source equipment from alternative vendors or work with current vendors to develop manufacturing capacity in the U.S. to participate in the covered federal programs.

Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as we expand the scope of such services with other parties.

We do not typically install charging stations at our sites. These installations are typically performed by electrical contractors managed by us. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires local utility cooperation in design and interconnection request approval and commissioning, as well as various local and other governmental approvals and permits that vary by jurisdiction. In addition, building codes, accessibility requirements, utility interconnect specifications; review, approval or study lead time or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. In addition, increased demand for the components necessary to install charging stations could lead to higher installation costs. Meaningful delays or cost overruns caused by our vendor supply chains, contractors, or inability of local utilities and approving agencies to cope with the level of activity may impact on  our recognition of revenue in certain cases and/or impact on our relationships, either of which could impact our business and profitability, pace of growth and prospects. For example, the installation of chargers under the GM Agreement have required significant utility upgrades to accommodate the higher capacity chargers. Delays in these upgrades have in turn caused delays in the construction of the chargers pursuant to the GM Agreement. As a result, we believe that we may not meet our charger-installation milestones.

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Working with contractors may require us to obtain licenses or require us or our customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation project. If these contractors are unable to provide timely, thorough and quality installation-related services, we could fall behind our construction schedules or cause customers to become dissatisfied with the solutions we offer. As the demand for public fast charging increases and qualification requirements for contractors become more stringent, we may encounter shortages in the number of qualified contractors available to complete all of our desired installations. If we fail to timely pay our contractors, they may file liens against our site hosts’ properties, which we are required to remove.

Our business model is predicated on the presence of qualified and capable electrical and civil contractors and subcontractors in the new markets we intend to enter. There is no guarantee that there will be an adequate supply of such partners. A shortage in the number of qualified contractors may impact the viability of the business plan; increase risks around the quality of works performed and increase costs if outside contractors are brought into a new market.

In addition, our network expansion plan relies on our site development efforts, and our business is exposed to risks associated with receiving site control and access necessary for the construction of the charging station and operation of the charging equipment, electrical interconnection and power supply at identified locations sufficient to host chargers and on a timely basis. We generally do not own the land at the charging sites and rely on the site licenses with hosts that convey the right to build, own, and operate the charging equipment on the site. We may not be able to renew the site licenses or retain site control. The process of establishing or extending site control and access could take longer or become more competitive. As the EV market grows, competition for premium sites may intensify, the power distribution grid may require upgrading, electrical interconnection with local utilities may become competitive, all of which may lead to delays in construction and/or commissioning. As a result, we may be exposed to increased interconnection costs and utility fees, as well as delays, which may slow the growth of our network expansion.

If we are unable to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel, our ability to compete and successfully grow our business will be harmed.

Our success depends, in part, on our continuing ability to identify, hire, attract, train and develop and retain highly qualified personnel. The inability to do so effectively would adversely affect our business. Competition for employees can be intense and the ability to attract, hire and retain them depends on our ability to provide meaningful work at competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and failure to do so would adversely affect our business, including the execution of our global business strategy.

Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our solutions.

Our ability to grow our customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on our ability to effectively expand our sales and marketing operations and activities. We rely on our business development, sales and marketing teams to obtain new OEM and fleet customers and grow our retail business, and on the technology, site development, and project management personnel to build out and serve new sites. We plan to continue to expand in these functional areas but we may not be able to recruit and hire a sufficient number of competent personnel with requisite skills, technical expertise and experience, which may adversely affect our ability to expand our sales capabilities. The hiring process can be costly and time-consuming, and new employees may require significant training and time before they achieve full productivity. Recent hires and planned hires may not become as productive as quickly as anticipated, and we may be unable to hire or retain sufficient numbers of qualified individuals. Our ability to achieve significant revenue growth in the future will depend, in large part, on our success in recruiting, training, incentivizing and retaining a sufficient number of qualified personnel attaining desired productivity levels within a reasonable time. Our business will be harmed if investment in personnel related to business development and related company activities does not generate a significant increase in revenue.

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We may need to raise additional funds, and these funds may not be available when needed or may be available only on unfavorable terms.

We may need to raise additional capital in the future to further scale our business and expand into additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, through obtaining credit from government or financial institutions or through grant funding. We cannot be certain that additional funds or incentives will be available on favorable terms when required, or at all, or that we will be able to capture expected grant funding under various existing and new state and local programs in the future. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities; our stockholders would experience additional dilution.

Many of our facilities are located in active earthquake zones or in areas susceptible to hurricanes, wildfires and other severe weather events. An earthquake, a wildfire, a major hurricane or other types of disasters or resource shortages, including public safety power shut-offs that have occurred and will continue to occur in California or other states, could disrupt and harm our operations and those of our customers.

Many of our facilities are located in California, an active earthquake zone, and Florida and Texas, areas susceptible to hurricanes. The occurrence of a natural disaster such as an earthquake, hurricane, drought, flood, fire (such as the recent extensive wildfires in California, Oregon and Colorado), localized extended outages of critical utilities (such as California’s public safety power shut-offs) or transportation systems, or any critical resource shortages could cause a significant interruption in our business, damage or destroy our facilities or inventory, and cause us to incur significant costs, any of which could harm our business, financial condition, and results of operations. The insurance we maintain against fires, earthquakes, hurricanes and other disasters and damage may not be adequate to cover losses in any particular case.

In addition, rolling public safety power shut offs in California or other states can affect throughput and/or user acceptance of EVs, as charging may be unavailable at the desired times, or at all during these events. These shut offs could also affect the ability of fleet operators to charge their EVs, which, for example, could adversely affect transportation schedules or any service level agreements to which either we or the fleet operator may be a party. If these events persist, the demand for EVs could decline, which would result in reduced demand for charging.

Further, severe natural disasters could affect our data centers in a temporal or longer-term fashion which would adversely affect our ability to operate our network.

Our charging stations are often located in areas that are publicly accessible and may be exposed to vandalism or misuse by customers or other individuals, which would increase our replacement and maintenance costs.

Our public chargers may also be exposed to vandalism or misuse by customers and other individuals, increasing wear and tear of the charging equipment. Such increased wear and tear could shorten the usable lifespan of the chargers and require us to increase our spending on replacement and maintenance costs.

We are dependent upon the availability of electricity at our current and future charging stations. Cost increases, delays and/or other restrictions on the availability of electricity would adversely affect our business and results of operations.

The operation and development of our charging stations is dependent upon the availability of electricity, which is beyond our control. Our charging stations are affected by problems with accessing electricity sources, such as planned or unplanned power outages. In recent years, shortages of electricity have resulted in increased costs to users and interruptions in service. In particular, California has experienced rolling blackouts due to excessive demands on the electrical grid or as precautionary measures against the risk of wildfire. In the event of a power outage, we will be dependent on the utility company, and in some cases the site host, to restore power. Any prolonged power outage could adversely affect customer experience and our business and results of operations.

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Changes in utility electricity pricing or new and restrictions  from regulations applicable to pricing may adversely impact future operating results. For example, some jurisdictions may force us to adopt different pricing constructs such as switching from pricing on a per-minute basis to a per kWh basis, which may intensify competitive pressures. Further, utility rates may change in a way that adversely affects fast charging or in a way that may limit our ability to access certain beneficial rate schedules. In addition, utilities or other regulated entities with monopoly power may receive authority to provide charging services that result in an anti-competitive advantage relative to us and other private sector operators.

Some of our business objectives are dependent upon the purchase of renewable energy certificates and an increase in the cost of such certificates may adversely impact on our business and results of operations.

As part of our business strategy, we market the electricity provided from our charging stations as 100% renewable. Therefore, we purchase various RECs in order to qualify the electricity we distribute through charging stations as renewable energy. Several states have passed renewable energy portfolio standards, which set a minimum percentage of energy that must be generated from renewable sources. These standards may require utilities or load serving entities to acquire RECs annually in order to demonstrate their compliance. Other regulations may also impact the supply of and demand for, such RECs. While higher renewable energy portfolio standards may also increase the amount of renewable energy available, we cannot predict the impact such regulations may have on the price or availability of RECs. If we are unable to purchase a sufficient amount of RECs, we may be unable to achieve this objective, which may negatively impact on our reputation in the marketplace. If the cost of RECs increases, we may be unable to fully pass the higher cost of RECs through to our customers and increases in the price of RECs may decrease our results of operations.

Our success depends on our ability to develop and maintain relationships with automotive OEM and fleet partners.

The success of our business depends on our ability to develop and maintain relationships with OEMs, such as GM, Nissan and Tesla. These relationships help us access new customers and build brand awareness through co-marketing. We may also benefit from promotional programs sponsored by OEMs, such as prepaid charging credits. In some cases, our OEM partners have agreed to fund capital expenditures related to the build out of our charger network. For example, GM is providing payments for over 2,700 chargers over five years to help fund the accelerated build-out of our fast charger network. If we fail to maintain or develop relationships with OEMs, or if OEMs opt to partner with competitors rather than us, our revenues may decline and our business may suffer.

There can be no certainty that we will be able to identify and contract with suitable additional OEM and fleet partners. To the extent we do identify such partners; we will need to negotiate the terms of a commercial agreement with such partners. There can be no assurance that we will be able to negotiate commercially-attractive terms with additional OEM and fleet partners, if at all. We may also be limited in negotiating future commercial agreements by the provisions of our existing contracts such as “most-favored nations” clauses. For example, our contracts with GM and Nissan prohibit us from entering into agreements for similar programs on terms more favorable than the terms afforded to GM and Nissan under their respective agreements for a limited period of time. See “Business — Customers, Partnerships and Strategic Relationships.”

In addition, we may be unable to maintain successful relationships with our OEM and fleet partners. Certain of our existing agreements require us to meet specified performance criteria. If we fail to meet such criteria, the agreements could be terminated and we may be obligated to pay significant penalties or other damages. If an agreement is terminated, any support payments pursuant to the contract would cease. Finally, if OEMs observe us failing to meet our specified performance criteria, our reputation may be damaged and it may become more difficult for us to establish new partnerships with OEMs.

Our revenue growth will depend in significant part on our ability to increase sales of our products and services to fleet operators including medium- and heavy-duty vehicle fleets and rideshare operators.

Our revenue growth will depend in significant part on our ability to increase sales of our products and services to fleet operators including medium- and heavy-duty vehicle fleets and rideshare operators. The electrification of fleets is an emerging market, and fleet operators may not adopt EVs on a widespread basis, operate on the timelines we anticipate or rely on public and/or private fast charging and our network. In addition to the factors affecting the growth of the EV market generally, transitioning to an EV fleet can be costly and capital intensive, which could result in slower than anticipated adoption. The sales cycle could also be longer for sales to fleet operators with formal procurement processes. Fleet operators may also require significant additional services and support, and if we are unable to provide such services and support, it may adversely affect our ability to attract additional fleet operators as customers. Any failure to attract and retain fleet operators as customers in the future would adversely affect our business and results of operations.

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If we fail to offer high-quality support to host sites and drivers or fail to maintain high charger availability and strong user experience, our business and reputation will suffer.

Once EVgo charging stations are installed, host sites and drivers will rely on us to provide maintenance services to resolve any issues that might arise in the future. Rapid and high-quality customer and equipment support is important so drivers can receive reliable charging for their EVs. The importance of high-quality customer and equipment support will increase as we seek to expand our business and pursue new customers and geographies. If we do not quickly resolve issues and provide effective support, our ability to retain customers or sell additional products and services to existing customers could suffer and our brand and reputation could be harmed.

Computer malware, viruses, ransomware, hacking, phishing attacks and other network disruptions could result in security and privacy breaches, loss of proprietary information and interruption in service, which would harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing attacks or denial of service, against online networks have become more prevalent and may occur on our systems. Any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Even with the security measures implemented by us, such as managed security services that are designed to detect and protect against cyber-attacks, and any additional measures we may implement or adopt in the future, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism, or other events. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

We have previously experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. We rely on carrier networks to support reliable operation, management and maintenance of our charger network, charging session management, and driver authentication, and payment processing depend on reliable connections with wireless communications networks. As a result, our operations depend on a handful of public carriers and are exposed to disruptions related to network outages and other communications issues on the carrier networks. See “— Risks Related to Our Technology, Intellectual Property and Infrastructure — Interruptions, delays in service, communications outages or inability to increase capacity at third-party data center facilities could impair the use or functionality of our subscription services, harm our business and subject us to liability.” If our services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for our solutions from customers.

There are several factors ranging from human error to data corruption that could materially impact the efficacy of any processes and procedures designed to enable us to recover from a disaster or catastrophe, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular cyber-attack, disaster or catastrophe or other disruption, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect our business and financial results.

Growing our customer base depends upon the effective operation of our mobile applications with mobile operating systems, networks and standards that we do not control.

We are dependent on the interoperability of our mobile applications with popular mobile operating systems that we do not control, such as Google’s Android and Apple’s iOS, and any changes in such systems that degrade our products’ functionality or give preferential treatment to competitive products could adversely affect the usage of our applications on mobile devices. Additionally, in order to deliver high quality mobile products, it is important that our products work well with a range of mobile technologies, systems, networks and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks or standards.

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In addition, a significant portion of our software platform depends on our partnership with Drive, an EV charging management platform. If for any reason we are no longer able to maintain that partnership, we may face a material challenge in efficiently migrating to our new software offering to a new partner.

While we have not made material acquisitions to date should we pursue acquisitions in the future, we would be subject to risks associated with acquisitions.

We may acquire additional assets, products, technologies or businesses that are complementary to our existing business. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into our own business would require attention from management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities or securities convertible into equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. To date, we have no experience with material acquisitions and the integration of acquired assets, businesses and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations.

Risks Related to the EV Market

Changes to fuel economy standards or the success of alternative fuels may negatively impact on the EV market and thus the demand for our products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars and consumption of renewable transportation fuels, such as ethanol and biodiesel, consumer acceptance of EVs and other alternative vehicles has been increasing. However, the EV fueling model is different from gasoline and other fuel models, requiring behavior changes and education of businesses, consumers, regulatory bodies, local utilities, and other stakeholders. Further developments in, and improvements in affordability of, alternative technologies, such as renewable diesel, biodiesel, ethanol, hydrogen fuel cells or compressed natural gas, proliferation of hybrid powertrains involving such alternative fuels, or improvements in the fuel economy of the ICE vehicles, whether as the result of regulation or otherwise, may materially and adversely affect demand for EVs and EV charging stations in some market verticals. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. Local jurisdictions may also impose restrictions on urban driving due to congestion, which may prioritize and accelerate micro mobility trends and slow EV adoption growth. Finally, the currently-paused litigation between the state of California and the National Highway Transit Safety Administration (“NHTSA”) could impact California’s ability to set fuel economy standards that encourage the adoption of EVs, which are followed by many other states, should the Trump Administration not substantially modify NHTSA and EPA’s current rules on preemption in its pending reconsideration of these rules. If any of the above cause or contribute to automakers reducing the availability of EV models or cause or contribute to consumers or businesses to no longer purchase EVs or purchase fewer of them, it would materially and adversely affect our business, operating results, financial condition and prospects.

The rideshare and commercial fleets may not electrify as quickly as expected and may not rely on public fast charging or on our network as much as expected. Future demand for EVs from the medium and heavy-duty vehicle segment may not develop as anticipated or take longer to develop than expected.

The EV market is in the early stages of development and the medium- and heavy-duty vehicle segments, often particularly exposed to economic cycles, may not be electrified as expected. The medium- and heavy-duty vehicle fleets that lend themselves well to electrification via EV powertrains are often linked to municipal and commercial budgets and may take longer to electrify as a result of budget or business constraints and administrative approvals. The mix of zero and low emission powertrains in certain vehicle classes and use cases in the medium- and heavy-duty sector may evolve less favorably for EV solutions due to future development of technologies and policy incentives that may favor existing diesel fuel, hybrid, natural gas or hydrogen fuel cell drivetrains. Medium- and heavy-duty vehicle OEMs may choose not to manufacture EVs in sufficient quantities or at all.

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We derive a substantial portion of our revenue from the sale of regulatory credits. There are a number of factors beyond our control that could have a material adverse effect on our ability to generate such revenue.

In connection with the production, delivery, placement into service and ongoing operation of charging stations, we earn and expect to continue to earn various tradable regulatory credits, in particular California’s Low-Carbon Fuel Standard (“LCFS”) credits. We currently participate in California’s LCFS, Oregon’s LCFS, and California’s Fast Charging Infrastructure (“FCI”) programs. We sell these credits, and expect to continue to sell future credits, to entities that generate deficits under the LCFS programs and are obligated to purchase the credits and use them to offset their deficits or emissions, primarily petroleum refiners and marketers, and other entities that can use the credits to comply with the program requirements. However, there is no guarantee that such credits will continue to be available for sale at prices forecasted by us, or that regulatory restrictions would not be imposed on the proceeds from the sale of such credits in the future. See “— The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect our financial results.” For example, LCFS credit pricing may fluctuate and may come under pressure if clean fuels, possibly including EVs, achieve a higher than expected market penetration. Further, we may not be able to market all LCFS credits, may have to sell LCFS credits at below projected prices or may not be able to sell LCFS credits at all. In addition, LCFS program rules may be revised in the future in ways that disadvantage certain types of clean fuels, including charging electricity used in EVs, or may not be extended further. The related FCI program provides incentives to owners of EV fast chargers put in place in 2019 and after and is designed to compensate for low utilization in the near term. However, there is no guarantee that the FCI program will not be terminated or amended or that the LCFS credits under the FCI program will continue to be available for sale.

Our LCFS projection is based on a fundamental price forecast produced by a reputable market consultant. However, the price for which the regulatory credits may be sold cannot be known with certainty at the time the activities that generate the credits are undertaken. As a result, we bear the risk in the pricing of the credits between the time that the activities that generate the credits are undertaken and the credits are monetized, which we may not be able to mitigate through hedging going forward. Our inability to generate revenue from the sale of regulatory credits could have a materially adverse effect on our future financial results.

The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect our financial results.

The U.S. federal government and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of EVs and EV charging stations. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. In particular, we have benefitted from the availability of federal tax credits under Section 30C of the Code, which effectively subsidizes the cost of placing in charging stations in service. The credits under Section 30C of the Code are set to expire on December 31, 2021 and thus would not be available going forward unless extended. There can be no assurance that the credits under Section 30C of the Code will be extended, or if extended, will not be otherwise reduced. Any reduction in rebates, tax credits or other financial incentives, including the credit under Section 30C of the Code, could negatively affect the EV market and adversely impact on our business operations and expansion potential. In addition, there is no assurance we will have the necessary tax attributes to utilize any such credits and may not be able to monetize them given the nascent state of the market for such credits or be able to monetize such credits on favorable terms. New tariffs and policies that could incentivize overbuilding of infrastructure may also have a negative impact on the economics of our stations. Furthermore, new tariffs and policy incentives could be put in place by the Trump Administration that favor equipment manufactured by or assembled at American factories, which may put our fast charging equipment vendors at a competitive disadvantage, including by increasing the cost or delaying the availability of charging equipment, by challenging or eliminating our ability to apply or qualify for grants and other government incentives, or by disqualifying us from the ability to compete for certain charging infrastructure buildout solicitations and programs, including those initiated by federal government agencies.

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As noted above, we also derive revenue from the sale of regulatory credits and expect that such revenue will increase as a percentage of total revenue over time. If the availability of these credits declines or the terms of the credits are modified, our ability to generate this revenue in the future could be adversely affected. For example, in September 2020, California Governor Gavin Newsom issued Executive Order N-79-20 (the “EO”), announcing a target for all in-state sales of new passenger cars and trucks to be zero-emission by 2035. While the EO calls for the support of EV infrastructure, the form of this support is unclear. If California or other jurisdictions choose to adopt regulatory mandates instead of establishing or continuing renewable energy credit regimes for EV infrastructure, our revenue from these credits could be adversely impacted. Similarly, new federal legislation, such as the 2020 Energy Bill, contemplates increased support for climate initiatives, which may include EVs; however, we cannot predict what form such incentives may take at this time. If we are not eligible for grants or other incentives under such programs, while our competitors are, it may adversely affect our competitiveness or results of operation.

Risks Related to Our Technology, Intellectual Property and Infrastructure

We may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive, and our business could be adversely affected.

From time to time, the holders of intellectual property rights may assert their rights and urge us to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that we will be able to mitigate the risk of potential suits or other legal demands from competitors or other third parties. Accordingly, we may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase our operating expenses. In addition, if we are determined to have or believe there is a high likelihood that we have infringed upon or misappropriated a third party’s intellectual property rights, we may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services we offer, to pay substantial damages and/or royalties, to redesign our products and services, and/or to establish and maintain alternative branding. In addition, to the extent that our customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to our products and services, we may be required to indemnify such customers and business partners. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Even if we are not a party to any litigation between a customer or business partner and a third party relating to infringement by our products, an adverse outcome in any such litigation could make it more difficult for us to defend our products against intellectual property infringement claims in any subsequent litigation in which we are a named party. If we were required to take one or more such actions, our business, prospects, brand, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity, reputational harm and diversion of resources and management attention.

Our business may be adversely affected if we are unable to protect our technology and intellectual property from unauthorized use by third parties.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on, and plan to continue relying on, a combination of trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, our technology. In addition, we have one United States pending non-provisional patent application. Failure to adequately protect our technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of our competitive advantages and a decrease in revenue which would adversely affect our business, prospects, financial condition and operating results.

The measures we are taking to protect our technology intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	the patent application we have submitted may not result in the issuance of any patents;

•	the scope of any issued patents that may result from the pending patent application may not be broad enough to protect proprietary rights;

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•	the costs associated with enforcing patents, trademarks, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable;

•	current and future competitors may circumvent patents or independently develop similar inventions, trade secrets or works of authorship, such as software;

•	know-how and other proprietary information we purport to hold as a trade secret may not qualify as a trade secret under applicable laws; and

•	proprietary designs and technology embodied in our products may be discoverable by third parties through means that do not constitute violations of applicable laws.

Intellectual property and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be costly, difficult or even impossible. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States.

Any issued patent which may result from the pending patent application may come to be considered “standards essential.” If this is the case, we may be required to license certain technology on “fair, reasonable and non-discriminatory” terms, decreasing revenue. Further, competitors, vendors, or customers may, in certain instances, be free to create variations or derivative works of our technology and intellectual property, and those derivative works may become directly competitive with our offerings. Finally, we may not be able to leverage, or obtain ownership of, all technology and intellectual property developed by our vendors in connection with the design and manufacture of our products, thereby jeopardizing our ability to obtain a competitive advantage over our competitors.

The current lack of industry standards may lead to uncertainty, additional competition and further unexpected costs.

The EV industry is new and evolving as are the standards governing EV charging which have not had the benefit of time-tested use cases. These immature industry standards could result in future incompatibilities and issues that could require significant resources and or time to remedy. Utilities and other large market participants also mandate their own adoption of specifications that have not become widely adopted in the industry, may hinder innovation or slow new product or new feature introduction.

In addition, automobile manufacturers, such as Tesla, may choose to develop and promulgate their own proprietary charging standards and systems, which could lock out competition for EV charging stations, or to use their size and market position to influence the market, which could limit our market and reach customers, negatively impacting our business.

Further, should regulatory bodies later impose a standard that is not compatible with our infrastructure or products, we may incur significant costs to adapt our business model to the new regulatory standard, which may require significant time and expense and, as a result, may have a material adverse effect on our revenues or results of operations.

Our technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage our reputation with current or prospective customers, and/or expose us to product liability and other claims that could materially and adversely affect our business.

We may be subject to claims that charging stations have malfunctioned and persons were injured or purported to be injured due to latent defects. Any insurance that we carry may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. Any of these events could adversely affect our brand, reputation, operating results or financial condition.

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Our software platform is complex and includes a number of licensed third-party commercial and open-source software libraries. Our software may contain latent defects or errors that may be difficult to detect and remediate. We are continuing to evolve the features and functionality of our platform through updates and enhancements, and as we do, we may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if our products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect our business and results of operations:

•	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

•	loss of existing or potential customers or partners;

•	interruptions or delays in sales;

•	equipment replacements;

•	delayed or lost revenue;

•	delay or failure to attain market acceptance;

•	delay in the development or release of new functionality or improvements;

•	negative publicity and reputational harm;

•	sales credits or refunds;

•	exposure of confidential or proprietary information;

•	diversion of development and customer service resources;

•	breach of warranty claims;

•	legal claims under applicable laws, rules and regulations; and

•	the expense and risk of litigation.

We also face the risk that any contractual protections we seek to include in our agreements with customers are rejected, not implemented uniformly or may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. In addition, any insurance coverage or indemnification obligations of suppliers for our benefit may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on our business, operating results, and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

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Interruptions, delays in service, communications outages or inability to increase capacity at third-party data center facilities could impair the use or functionality of our subscription services, harm our business and subject us to liability.

We currently serve customers from third-party data center facilities operated by Amazon Web Services and Google as well as others. All our services are housed in third-party data centers operated in the United States, and we employ geographically distributed redundant, back-up data centers for all services. Any outage or failure of such data centers could negatively affect our product connectivity and performance. Our primary environments are operated by Google and Amazon, and any interruptions of these primary and backup data centers could negatively affect our product connectivity and performance. Furthermore, we depend on connectivity from our charging stations to our data centers through cellular service and virtual private networking providers, such as AT&T and Verizon. Any incident affecting a data center facility’s or cellular and/or virtual private networking services provider’s infrastructure or operations, whether caused by fire, flood, storm, earthquake, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, natural disasters, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of our services.

Any damage to, or failure of, our systems, or those of our third-party providers, could interrupt or hinder the use or functionality of our services. Impairment or interruptions in our services may reduce revenue, subject us to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and our ability to attract new customers. Our business will also be harmed if customers and potential customers believe our products and services are unreliable.

The EV charging market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology, continuing and increasing reliance on EV charging infrastructure and/or the use of our products and services. Our future success will depend in part on our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introducing a variety of new product offerings to address the changing needs of the EV charging market.

As EV technologies change, we may need to upgrade or adapt our charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery technology, which could involve substantial costs. Even if we are able to keep pace with changes in technology and develop new products and services, our research and development expenses could increase, our gross margins could be adversely affected in some periods and our prior products could become obsolete more quickly than expected.

We cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative products or services. Delays in introducing products and innovations or failure to offer innovative products or services at competitive prices may cause existing and potential customers to use our competitors’ products or services.

If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products and services could lose market share, our revenue will decline, we may experience higher operating losses and our business and prospects will be adversely affected.

We expect to incur research and development costs and devote significant resources to developing new products, which could significantly reduce our profitability and may never result in revenue to us.

Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. We plan to incur significant research and development costs in the future as part of our efforts to design, develop, manufacture and introduce new products and enhance existing products. Further, our research and development program may not produce successful results, and our new products may not achieve market acceptance, create additional revenue or become profitable.

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We may be unable to leverage customer data in all geographic locations, and this limitation may impact research and development operations.

We rely on data collected through charging stations or our mobile application. We use this data in connection with the research, development and analysis of our technologies, creating and delivering value-added customer services, assessing future charger locations as well as charging station capacities. Our inability to obtain necessary rights to use this data or freely transfer this data could result in delays or otherwise negatively impact our research and development and expansion efforts and limit our ability to derive revenues from value-add customer services. For instance, consumer privacy regulations may limit our ability to make intelligent, data driven business decisions, conduct micro targeting marketing strategy or provide micro targeting-based offering to EV drivers.

Financial, Tax and Accounting-Related Risks

Our financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of our company’s common stock.

Our financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future due to a variety of factors, many of which are beyond our control.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

•	the timing and volume of new sales;

•

fluctuations in service costs, particularly due to unexpected costs of servicing and maintaining charging stations, changes in utility tariffs affecting costs of electricity, increases in property taxes and expenses related to permits, changes in dynamics with site-host partners that may result in higher site-license fees and unexpected increases in third-party software costs;

•	the timing of new charger installations and new product rollouts;

•	weaker than anticipated demand for DC fast charging, whether due to changes in government incentives and policies or due to other conditions;

•	fluctuations in sales and marketing, business development or research and development expenses;

•	supply chain interruptions and manufacturing or delivery delays;

•	the timing and availability of new products relative to customers’ and investors’ expectations;

•	the length of the installation cycle for a particular location or market;

•	the timing of recognition of any cash received from GM, Nissan or other OEM partners as revenue;

•	disruptions in sales, production, service or other business activities or our inability to attract and retain qualified personnel;

•	unanticipated changes in federal, state, local, or foreign government incentive programs, which can affect demand for EVs;

•	the potential adoption of time-of-day or time-of-use rates by local utilities, which may reduce our margins; and

•	seasonal fluctuations in driving patterns.

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Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue and other operating results may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the common stock.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

As a public company, we are required to provide management’s attestation on internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination.

We did not design or maintain an effective environment controlled commensurate with our financial reporting requirements. Specifically, material weaknesses were identified with respect to segregation of duties and review; account reconciliations, preparation of supporting documentation and analysis; effective review of technical accounting matters; separate review and approval of journal entries; and review of key inputs for estimates of asset retirement obligations. These material weaknesses resulted in material misstatements that were corrected prior to the issuance of our condensed consolidated financial statements as of and for the years ended December 31, 2020 and 2019. The material weaknesses could result in future misstatements of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

We have not yet prepared consolidated financial statements as the acquisition of the aforementioned subsidiaries was completed recently. The process of integrating these entities into our financial reporting framework is currently underway, and we anticipate issuing consolidated statements in due course.

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RISKS RELATED TO THE INDUSTRY

The demand for products requiring significant initial capital expenditures such as solar power products and related services are affected by general economic conditions.

The United States and countries worldwide have recently experienced a period of declining economies and turmoil in financial markets. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued unrest in the Middle East or war, in general, could contribute to a slowdown of the market demand for products that require significant initial capital expenditures, including demand for solar power systems and solar greenhouses. In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for our solar power products. If economic recovery is slowed as a result of the recent economic, political and social events, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our solar power products, which may harm our operating results.

If there is a shortage of components and/or key components rise significantly in price that may constrain our revenue growth.

The market for photovoltaic installations has continued to grow despite worldwide financial and economic issues. The introduction of significant production capacity has continued and has increased supply and reduced the cost of solar panels. If demand increases and supply contracts, the resulting likely price increase could adversely affect sales and profitability. From 2009 through 2014, there was a tremendous increase in the capacity to produce solar modules, primarily from China, which coupled with the worst economic downturn in nearly a century, significantly reduced the price of solar panels. As demand for solar panels will likely increase with an economic recovery, demand and pricing for solar modules could increase, potentially limiting access to solar modules and reducing our selling margins for panels.

Shortages of silicon and inverters or supply chain issues could adversely affect the availability and cost of our solar energy systems. Manufacturers of photovoltaic modules depend upon the availability and pricing of silicon, one of the primary materials used in photovoltaic modules. The worldwide market for silicon from time to time experiences a shortage of supply, which can cause the prices for photovoltaic modules to increase and supplies to become difficult to obtain. While we have been able to obtain sufficient supplies of solar photovoltaic modules to satisfy our needs to date, this may not be the case in the future. Future increases in the price of silicon or other materials and components could result in an increase in costs to us, price increases to our customers or reduced margins.

Other international trade conditions such as work slowdowns and labor strikes at port facilities or major weather events can also adversely impact the availability and price of solar photovoltaic modules.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation is heavily influenced by foreign, U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S. these regulations and policies are being modified and may continue to be modified. Customer purchases of or further investment in the research and development of alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products, for example, without certain major incentive programs and or the regulatory mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, and environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses for us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

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The reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications could reduce demand for solar power systems and harm our business.

The market for solar energy applications depends in large part on the availability and size of local, state, and federal government and economic incentives that vary by geographic market. The reduction, elimination or expiration of government subsidies and economic incentives for solar electricity may negatively affect the competitiveness of solar electricity relative to conventional and non-solar renewable sources of electricity and could harm or halt the growth of the solar electricity industry and our business.

The cost of solar power currently is less than retail electricity rates in most markets, and we believe solar will continue to do so for the foreseeable future. As a result, federal, state and local government bodies, the United States has provided incentives in the form of feed-in tariffs, or FITs, rebates, tax credits and other incentives to system owners, distributors, system integrators and manufacturers of solar power systems to promote the use of solar electricity in on-grid applications and to reduce dependency on other forms of energy. Many of these government incentives expire, phase out over time, terminate upon the exhaustion of the allocated funding or require renewal by the applicable authority. In addition, electric utility companies or generators of electricity from other non-solar renewable sources of electricity may successfully lobby for changes in the relevant legislation in their markets that are harmful to the solar industry. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from solar PV systems, which would adversely affect sales of our products.

Our success depends, in part, on the quality and safety of the services we provide.

We do not design and manufacture our own products. We can and do use a variety of products and do not have a commitment to any single manufacturer. We do not warranty our products because this is the responsibility of the manufacturer. However, we do guarantee our installation workmanship and could suffer a loss of customer referrals and reputation degradation if our quality of workmanship is not maintained.

We may need additional capital to develop our business.

The development of our services will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us in 2024 and 2025 to conduct planned business research, development of new affiliate and associate offices, and marketing of our existing and future products and services. Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through a subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

GoSolar, Sunwize, Sunenergy, and Real Good Solar and we expect that future competition will include new entrants to the solar power market. Further, many of our competitors may be developing or may be currently providing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

Some of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater sizes in some cases provide them with competitive advantages with respect to manufacturing costs and the ability to allocate costs across a greater volume of production and purchase raw materials at lower prices. They also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to the research, development, promotion, and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

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Our sales and installations are subject to seasonal demand and weather conditions which are outside of our control.

Our sales are subject to the seasonality of when customers buy solar energy systems. Historically, we are expected to experience spikes in orders during the spring and summer months which, due to lead time, result in installations and revenue increase during the summer and fall. Tax incentives can generate additional backlog prior to the end of the year, depending upon the incentives available and whether customers are looking to take advantage of such incentives before the end of the year.

Our ability to construct systems outdoors may be impacted by inclement weather, which can be most prominent in our geographic installation regions during the first and fourth quarters of the year. As a result of these factors, our first quarter is generally our slowest quarter of the year. If unexpected natural events occur and we are unable to manage our cash flow through these seasonal factors, there could be a negative impact on our financial position, liquidity, results of operations and cash flow.

Our inability to respond to changing technologies and issues presented by new technologies could harm our business.

The solar energy industry is subject to technological change. If we rely on products and technologies that cease to be attractive to customers, or if we are unable to respond appropriately to changing technologies and changes in product function or quality, we may not be successful in capturing or retaining significant market share. In addition, any new technologies utilized in our solar energy systems may not perform as expected or as desired, in which event our adoption of such products or technologies may harm our business.

We rely heavily on a limited number of designers, suppliers, installers and other vendors, and if these companies were unable to deliver critical components and services, it would adversely affect our ability to operate and our financial results.

We rely on a limited number of third-party suppliers to provide the components used in our solar panel based greenhouses and our solar energy systems. We also rely on key vendors to provide internal and external services which are critical to our operations, including installation of solar energy systems, accounting and customer relationship management software, facilities and communications. The failure of our suppliers and vendors to supply us with products and services in a timely manner or on commercially reasonable terms could result in lost orders, delaying our project schedules, limiting our ability to operate and harm our financial results. If any of our suppliers or vendors were to fail to supply our needs on a timely basis or to cease providing us key components or services we use, we would be required to secure alternative sources of supply. We may have difficulty securing alternative sources of supply. If this were to occur, our business would be harmed.

The installation and ongoing operation of solar energy systems involves significant safety risks.

Solar energy systems generate electricity, which is inherently dangerous. Installation of these systems also involves the risk of fire, personal injuries occurring at the job site and other risks typical of construction projects. Although we take many steps to ensure the safe installation and operation of our solar energy systems and greenhouse, and maintain insurance against such liabilities, we may nevertheless be exposed to significant losses arising from personal injuries or property damage arising from our projects.

United States trade policy affects our ability to purchase domestic solar panels.

One of the effects of the United States tariffs on imported solar panels, including solar panels from China, is an increased demand for products manufactured in the United States which may affect both our ability to purchase solar panels and the price and other terms at which solar panels are available to us. Because of the increased demand for domestically manufactured solar panels, we cannot assure you that, if we seek to purchase solar panels from Renewable Energy Development, a New York-based company, it will have the capacity to fill our orders at a commercially reasonable price or that we will be able to purchase solar panels from other suppliers at a reasonable cost. Our inability to obtain domestically produced solar panels can impair our ability to generate revenue and maintain reasonable gross margins.

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Changes in net metering regulations could impair the market for solar products.

Net metering is a billing mechanism that credits solar energy system owners for the electricity that they add to the electricity grid. If the owner of a solar system generates more electricity than it consumes, the excess electricity is sold back to the grid. California’s first net metering policy set a “cap” for the three investor-owned utility companies in the state: Pacific Gas & Electric (PG&E), San Diego Gas & Electric (SDG&E), and Southern California Edison (SCE). All three have reached their cap where total solar installations in each utility’s territory were capped at five percent of total peak electricity demand. The California Public Utilities Commission (CPUC) created the known as “Net Metering 2.0” (NEM 2.0) that extends California net metering. NEM 2.0 is slightly different from the first net metering policy. Under NEM 2.0, customers will still receive the retail credit for electricity produced but will be required to pay more in Non-Bypassable Charges. NEM 2.0 also requires new solar customers to pay a one-time Interconnection Application Fee, the amount of which is dependent upon the utility company. For systems under 1MW, this fee is $132 for San Diego Gas & Electric, $145 for Pacific Gas & Electric, and $75 for Southern California Edison. NEM 2.0 customers are also required to use Time of Use (ToU) rates. These changes alter the return on investment for solar customers, and our pricing needs to reflect this change in order for the purchase of a solar system to be economically attractive to the customer, which may be reflected in lower prices and reduced margins.

To the extent that utility companies are not required to purchase excess electricity from owners of solar systems or are permitted to lower the amounts paid, the market for solar systems may be impaired. Because net metering can enable the solar system owner to further reduce the cost of electricity by selling excess electricity to the utility company, any elimination or reduction of this benefit would reduce the cost savings from solar energy. We cannot assure you that net metering will not be eliminated or the benefits significantly reduced for future solar systems which may dampen the market for solar energy.

Although we are not regulated as a utility company, changes in regulations may subject us to regulation as a utility.

We are presently exempt from regulation as a utility as we have “qualifying facility” status with the Federal Energy Regulatory Commission for all of our qualifying solar energy projects. Any local, state, federal or foreign regulations which classify us as a utility could place significant restrictions on our ability to operate our business by prohibiting or otherwise restricting our sale of electricity. If we were subject to the same state, federal or foreign regulatory authorities as utility companies in the United States or if new regulatory bodies were established to oversee our business in the United States or in foreign markets such as China, then our operating costs would materially increase, which would impair our ability to generate a profit from our business.

Our business would be impaired if we lose our licenses, if more stringent government regulations are to be enacted or if we fail to comply with the growing number of regulations pertaining to solar energy and consumer financing industries.

Our business is or may become subject to numerous federal and state laws and regulations. The installation of solar energy systems performed by us is subject to oversight and regulation under local ordinances, building, zoning and fire codes, environmental protection regulation, utility interconnection requirements, and other rules and regulations. The financing transactions the Company are subject to numerous consumer credit and financing regulations. The consumer protection laws, among other things:

•	require us to obtain and maintain licenses and qualifications;

•	limit certain interest rates, fees and other charges we are allowed to charge;

•	limit or prescribe certain terms of the loans to our customers; and

•	require specific disclosures and the use of special contract forms.

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The number of laws affecting both aspects of our business continues to grow. We can give no assurances that we will properly and timely comply with all laws and regulations that may affect us. If we fail to comply with these laws and regulations, we may be subject to civil and criminal penalties. In addition, non-compliance with certain consumer disclosure requirements related to home solicitation sales and home improvement contract sales afford residential customers with a right to rescind such contracts in some jurisdictions.

Changes in regulations relating to fossil fuel can impact the market for renewable energy, including solar.

The market for renewable energy in general and solar energy, in particular, is affected by regulations relating to the use of fossil fuel and the encouragement of renewable energy. To the extent that changes in regulations have the effect of reducing the cost of gas, oil, and coal or encouraging the use of such fuels, the market for solar systems may be impaired.

A material decline in the price of electricity charged by the local utility company to commercial users may impair our ability to attract commercial customers.

Often large commercial customers pay less for energy from utility companies than residential customers. To the extent that utility companies offer commercial customers a lower rate for electricity, they may be less willing to switch to solar energy. Under such conditions, we may be unable to offer solar energy systems in commercial markets that produce electricity at rates that are competitive with the price of retail electricity they are able to obtain from the local utility company. In such an event, we would be at a competitive disadvantage compared to the local utility company and may be unable to attract new commercial customers, which would impact on our revenues.

Solar energy and other forms of renewable energy compete with other forms of energy and the attractiveness of solar energy reflects the cost of electricity from the local grid.

Solar energy competes with other all other forms of energy, including, particularly local utility companies, whose pricing structure effectively determines the market for solar energy. If consumers, whether residential or commercial, believe that they are paying and will continue to pay too much for electricity from a local utility company, they may consider other alternatives, including alternative providers of electricity from local utility companies as well as forms of renewable energy. If they are in a location where, because of the climate and geography, solar energy is a possibility, they may consider solar energy as an alternative, provided they are satisfied that they will receive net savings in their cost of electricity and their system will provide them with a constant source of energy. Further, although some customers may purchase a solar energy system because of environmental considerations, we believe that the cost of electricity is the crucial factor that influences the decision of a user, particularly a commercial user, to elect to use solar energy.

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RISKS RELATED TO OUR BUSINESS

Our annual and quarterly financial results are subject to significant fluctuations depending on various factors, many of which are beyond our control.

Our sales and operating results can vary significantly from quarter to quarter and year to year depending on various factors, many of which are beyond our control. These factors include, but are not limited to:

•	seasonal consumer demand for our products;

•	discretionary spending habits;

•	changes in pricing in, or the availability of supply in, the used powerboat market;

•	variations in the timing and volume of our sales;

•	the timing of our expenditures in anticipation of future sales;

•	sales promotions by us and our competitors;

•	changes in competitive and economic conditions generally;

•	consumer preferences and competition for consumers’ leisure time; and

•	changes in the cost or availability of our labor.

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other companies who offer products and services similar to those we offer. Although some aspects of our business may be protected by intellectual property laws (patent protection, trade secret protection, copyrights, trademarks, etc.), potential competitors will likely attempt to duplicate our business model. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities. Additionally, our contractors are not subjected to an exclusive contractual relationship with the Company.

Conflict of Interest

The Company is subject to various potential and actual conflicts of interest arising out of its relationship with its President and/or affiliates of the Company: transactions with affiliates of the President of the Company and/or such other persons and entities; the payment of substantial sums from the proceeds of this offering to such affiliates; and, competition for the time and services of the President, agents, employees, and affiliates with other projects or businesses that they run.

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Limited Full-Time Employees and Staff

Assuming successful completion of this Offering, we intend to hire necessary support staff and will hire, as and when needed, such management, support personnel, independent consultants, as it may deem necessary for the purposes of its business operations and the President. There can be no assurance that the Company and its President will be able to recruit and hire required support personnel under acceptable terms. The Company’s business would be adversely affected if it were unable to retain the required personnel.

Dealings with the Company

The President controls the business and affairs of the Company. Consequently, the President will be able to control the President’s own compensation and to approve dealings, if any, by the Company with other entities with which the President is also involved. Furthermore, the President controls the majority of the voting power in the Company. Although the President intends to act fairly and in full compliance with his fiduciary obligations, there can be no assurance that the Company will not, as a result of the conflict of interest described above, sometimes enter into arrangements under terms less beneficial to the Company than it could have obtained had it been dealing with unrelated persons.

Limitation of Liability of the President and Directors

To the maximum extent allowed by law, the President and Directors will have limited liability for breach of fiduciary duty and for (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iii) any transactions from which the President and its Affiliates derived an improper personal benefit.

You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. Investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

The aforementioned forum selection provisions may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find these provisions inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

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RISKS RELATED TO OUR CORPORATE OPERATIONS

We have a limited operating history under the current business plan and may never be profitable.

Since we have a limited operating history following the implementation of the current business plan, it is difficult for potential investors to evaluate our business. We expect that we will continue to  raise additional capital in order to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be profitable.

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increase our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

We depend on key personnel and future members of management, and the loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers, senior officers, and community managers. There is substantial competition for qualified personnel in the niche area of solar-panel greenhouse design, manufacturing, and sales industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel. The loss of services of senior management and solar-panel design team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Articles of Incorporation and bylaws and by Nevada and Wyoming Law.

There are provisions in our Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to issue shares of preferred stock with such rights, preferences, and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

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Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt, and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Furthermore, our disclosure controls and procedures and internal control over financial reporting with respect to entities that we do not control or manage may be substantially more limited than those we maintain with respect to the subsidiaries that we have controlled or managed over the course of time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

Solar greenhouses incorporating proprietary greenhouse technology is a new product that exposes us to many new risks and uncertainties.

In 2019, Green Rain Solar repositioned our business model with an immediate focus on developing solar panel greenhouses products. Developing a new product under a new brand with solar technology and red glass exposes us to many risks and uncertainties that are new to our business. We have limited experience in  design, manufacture, marketing, distribution and sale of consumer-oriented products. Our ability to be successful with our line of consumer-oriented products will depend on a number of factors, including whether:

•	We can achieve and maintain customer acceptance of our new products;

•	We can rapidly develop and successfully introduce large numbers of new products in response to changing customer preferences;

•	We can maintain an adequate level of product quality over multiple consumer lines of products which must be designed, manufactured and introduced rapidly to keep pace with changing consumer preferences and competitive factors;

•	We can successfully manage our third-party contract designers and manufacturers located outside and/or inside the U.S. on whom we are heavily dependent for the production of our consumer-oriented products;

•	We can successfully distribute our consumer-oriented products through distributors, wholesalers, internet retailers and traditional retailers (many of whom distribute products from competing manufacturers) on whom we are heavily dependent; and

•	We can successfully manage the substantial inventory and other asset risks associated with the manufacture and sale of our products, given the rapid and unpredictable pace of product obsolescence in solar panel markets.

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Our intellectual property rights or our means of enforcing those rights may be inadequate to protect our business, which may result in the unauthorized use of our products or reduced sales or otherwise reduce our ability to compete.

Our business and competitive position depend upon our ability to protect our intellectual property rights and proprietary technology, including any new brands that we develop. We attempt to protect our intellectual property rights, primarily in the United States, through a combination of patent, trade secret and other intellectual property laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. Because of the differences in foreign patent and other laws concerning intellectual property rights, our intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Our failure to obtain or maintain adequate protection of our intellectual property rights, for any reason, could have a materially adverse effect on our business, results of operations and financial condition. Further, any patents issued in connection with our efforts to develop new technology for solar panel greenhouse modules may not be broad enough to protect all of the potential uses of our technology.

We also rely on unpatented proprietary technology. It is possible others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we will require our employees, consultants and advisors to execute proprietary information and invention assignment agreements when they begin working for us. We cannot assure you that these agreements will provide meaningful protection of our trade secrets, unauthorized use, misappropriation or disclosure of trade secrets, know-how or other proprietary information. Despite our efforts to protect this information, unauthorized parties may attempt to obtain and use information that we regard as proprietary. If we are unable to maintain the proprietary nature of our technologies, we could be materially adversely affected.

In addition, when others control the prosecution, maintenance and enforcement of certain important intellectual property, such as technology licensed to us, the protection and enforcement of the intellectual property rights may be outside of our control. If the entity that controls intellectual property rights that are licensed to us does not adequately protect those rights, our rights may be impaired, which may impact our ability to develop, market and commercialize our products. Further, if we breach the terms of any license agreement pursuant to which a third party licenses us intellectual property rights, our rights under that license may be affected and we may not be able to continue to use the licensed intellectual property rights, which could adversely affect our ability to develop, market and commercialize our products.

If third parties claim we are infringing or misappropriating their intellectual property rights, we could be prohibited from selling our products, be required to obtain licenses from third parties or be forced to develop non-infringing alternatives, and we could be subject to substantial monetary damages and injunctive relief.

The solar power industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. We are aware of numerous issued patents and pending patent applications owned by third parties that may relate to current and future generations of solar energy. The owners of these patents may assert that the manufacture, use or sale of any of our products infringes one or more claims of their patents. Moreover, because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that materially and adversely affect our business. Third parties could also assert claims against us that we have infringed or misappropriated their intellectual property rights. Whether or not such claims are valid, we cannot be certain we have not infringed the intellectual property rights of such third parties. Any infringement or misappropriation claim could result in significant costs or substantial damages to our business or an inability to manufacture market or sell any of our PV modules found to be infringing or misappropriate. Even if we were to prevail in any such action, the litigation could result in substantial cost and diversion of resources that could materially and adversely affect our business. A large number of patents, the rapid rate of new patent issuances, the complexities of the technology involved, and uncertainty of litigation increase the risk of business assets and management’s attention being diverted to patent litigation. Even if obtaining a license were feasible, it could be costly and time-consuming. We might be forced to obtain additional licenses from our existing licensors in the event the scope of the intellectual property we have licensed is too narrow to cover our activities, or in the event, the licensor did not have sufficient rights to grant us the license(s) purportedly granted. Also, some of our licenses may restrict or limit our ability to grant sub-licenses and/or assign rights under the licenses to third parties, which may limit our ability to pursue business opportunities.

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RISKS RELATED TO THIS OFFERING AND THE MARKET FOR OUR COMMON STOCK

The offering price of our units has been arbitrarily determined.

Our management has determined the number of shares to be offered by the Company, and the price at which those shares are to be offered. The price of the shares we are offering was arbitrarily determined based upon the current market value, illiquidity, and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the world-class yacht sales industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

Investors may have difficulty in reselling their shares due to the lack of market.

Our common stock is not currently traded on any exchange but is quoted on OTC Markets Pink marketplace under the trading symbol “GREH.” There is a limited trading market for our common stock. There is no guarantee that any significant market for our securities will ever develop. Further, state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

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Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or income estimates;

•	publication of research reports about us or solar energy industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this offering circular;

•	the extent of investor interest in our securities;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances;

•	failure to meet income estimates; and

•	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and the trading price of our common stock.

There could be volatility in our share price due to shares being held by only a few people.

A small number of stockholders own a significant portion of our public float. As of the date of this offering circular, we believe that limited number of entities beneficially own and control a significant portion of the public float of the Company, consisting of more than 14,247,088 shares. The Company has no control over the decisions of any of these stockholders to retain ownership of their shares. The trading price of the Company’s common stock could be adversely affected or be subject to volatility if one or more of these stockholders should decide to sell their shares.

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Furthermore, the President of the Company beneficially owns 1,302,000 shares of Preferred Stock. If all of the Preferred Stock is converted at the current conversion rate, an additional 2,500,000,000,000 shares of common stock could be issued to the holders thereof (i.e. more than the current number of authorized shares).

Our shares are considered to be a “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common stock are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering statement.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering statement under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common stock are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common stock under the Exchange Act for the foreseeable future, provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common stock are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

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Financial Statements (or Management’s Discussion & Analysis)

Pursuant to Section 107(b) of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, we will adopt new or revised accounting standards at the same time as private companies, rather than following the timeline applicable to non-emerging growth public companies.

Special Risks for Investors Who Acquire More Than 20% of the Equity Interests

Such Investors May Be Subject to the Bad Actor Provisions of Rule 262 of Regulation A, Rule 262 pertains to Investors (“covered persons”) who acquire more than twenty percent (20%) of the voting (equity) interests in companies seeking an exemption from securities registration under Regulation A. If such Investors have been subject to certain “disqualifying events” (as defined by the SEC), they are required to either: a) disclose such events to other Investors (if they occurred before June 19, 2015); or b) own less than twenty percent (20%) of the voting (equity) Interests in the Company (if they occurred after June 19, 2015), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Investors, securities violations, fraud, or misrepresentation.

Investors or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting interests in the Company (or ensure that the Interests they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying events both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Regulation A securities exemption.

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RISK FACTORS RELATING TO THE COMPANY

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is at  a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have suffered operating losses since inception, and we may not be able to achieve profitability.

We had an accumulated deficit of ($13,379,297) as of September 30, 2024, and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2025, but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequately to fulfill its research and market introduction activities and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect on our financial condition, business prospects and operations and the value of an investment in our company.

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We may not be able to pay our indebtedness on its maturity date, placing us in default status.

Description of Indebtedness

As of the date of this Offering Circular, the Company is in default with respect to several outstanding convertible promissory notes, including (i) the Medican Note, with an outstanding principal of $16,050,864,00, which matures on August 7, 2019, the Eagle Oil Note, with an outstanding principal of $11,302,942, which matures on January 26, 2020, and (3) certain other outstanding convertible promissory notes with an aggregate outstanding principal of approximately $5,706,147. As of March 31, 2025, the Company had several outstanding convertible promissory notes with an aggregate principal balance of approximately $5,706,147. Of this amount, convertible promissory notes with an aggregate principal balance of $1,616,427 were not in default, and convertible promissory notes with an aggregate principal balance of $4,089,720 were in default. The convertible promissory notes mature on various dates ranging from April 1, 2025 through February 13, 2026. These defaults are due to the Company’s failure to repay the outstanding balances or convert the notes in accordance with their terms. To date, no formal demands for repayment or notices of acceleration have been received from any of the noteholders.

Status	Aggregate Principal Balance	Maturity Dates
Not in Default	$1,616,427	April 1, 2025 – February 13, 2026
In Default	$4,089,720	December 2019 – March 31, 2025
Total Outstanding	$5,706,147	December 2019 – February 13, 2026

Each of these notes contains a provision stating that, if the Company fails to make required payments within five (5) calendar days of the due date, the holder has the right to convert the outstanding balance into common stock, as outlined in Section 3 of the respective agreements. If a holder elects not to convert, the note remains outstanding and continues to accrue interest at the default rate, but does not become immediately payable in cash.

While these terms offer some short-term relief by avoiding immediate cash obligations, they present significant risk. Conversions of outstanding notes could result in the issuance of a large number of common shares, causing substantial dilution to current shareholders. Moreover, defaults under these notes could trigger cross-default or acceleration clauses in future financing agreements, which could materially impact the Company’s financial condition, operations, and ability to secure additional funding.

These risks may materially and adversely affect the Company’s business, financial condition, and results of operations.

Outstanding Defaults on Convertible Notes Could Result in Significant Dilution or Financial Risk to the Company

As of the date of this Offering Circular, the Company is in default under both the Medican Note and the Eagle Oil Note, as the outstanding balances have not been repaid or converted in accordance with the terms of the respective agreements. Although no formal demand for repayment or notice of conversion has been issued by either holder, the Company acknowledges that such requests may be made at any time. Further note, as of the date of this Offering Circular, the Company has several outstanding convertible promissory notes that the majority are also in default. Unless otherwise specified, all convertible promissory notes issued by the Company mature one year from the date of issuance.

Under the terms of these notes—as well as other similar outstanding convertible promissory notes—if the Company fails to make a required payment of principal, interest, or other amounts within five (5) calendar days of the due date, the noteholders have the right to convert the full outstanding balance into shares of the Company’s common stock. Conversion would be carried out in accordance with the provisions set forth in Section 3 of each respective note.

In general, the Company is not required to repay these obligations in cash unless a holder specifically elects not to convert. In such cases, the note continues to accrue interest at the applicable default rate and remains outstanding until repaid or otherwise settled.

While these provisions help preserve the Company’s near-term liquidity, they also expose it to potential risks. If multiple holders elect to convert, a substantial number of shares could be issued, resulting in material dilution to existing shareholders. Continued defaults may also impair the Company’s financial position and ability to raise capital.

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Risk Factor:

We are in default under certain convertible notes, which may adversely affect our ability to raise additional capital and operate effectively.

As of the date of this Offering Circular, we are in default under several convertible promissory notes, which may adversely affect our financial condition, limit our ability to raise additional capital, and hinder ongoing operations.

These defaults include:

•	A convertible promissory note originally issued by Green Stream Holdings Inc. and now held by Medican Enterprises Inc., with an outstanding principal balance of $ $16,050,864 The note matured on August 7, 2019, and remains in full default. The assignment did not alter the balance or cure the default.
•	A convertible promissory note held by Eagle Oil Holding Company Inc., with a principal balance of $ $11,302,942 The note matured on January 6, 2020, and is fully in default. While no automatic penalties are triggered by the default, the holder may pursue remedies, including acceleration or legal enforcement.
•

As of March 31, 2025, the Company had several outstanding convertible promissory notes with an aggregate principal balance of approximately $5,706,147. Of this amount, convertible promissory notes with an aggregate principal balance of $1,616,427 were not in default, and convertible promissory notes with an aggregate principal balance of $4,089,720 were in default. The convertible promissory notes mature on various dates ranging from April 1, 2025 through February 13, 2026.

None of these noteholders have issued formal demands or initiated enforcement actions as of this filing. However, defaults under these notes could result in the issuance of a significant number of shares upon conversion, leading to shareholder dilution. They may also impair our ability to secure future financing and could trigger cross-default provisions in other agreements, further straining our financial position.

Convertible Notes in Default

As of the date of this Offering Circular, The Company has not made payments on any of the above notes since their respective maturity dates. These defaults may subject us to enforcement actions, hinder our ability to raise additional capital, and negatively impact our financial condition and results of operations. The company acknowledges the aforementioned Medican and Eagle Oil convertible promissory notes are currently in default. To date, the Company has not entered into any formal settlement agreements with the holders of these notes, and there is no assurance that any noteholder will agree to restructure, convert, or settle the outstanding obligations on terms favorable to the Company or at all.

The existence of defaulted debt exposes the Company to the risk of litigation, judgments, enforcement actions, or the need to issue significant amounts of equity at unfavorable terms to satisfy such obligations. This may result in substantial dilution to existing shareholders and could materially and adversely affect the Company’s financial condition, operations, and prospects..

In addition to The Company currently in default under the Medican Note, the Eagle Oil Note, there are certain other outstanding convertible promissory notes, that have not been repaid or converted and are in default in accordance with their terms. As of the date of this Offering Circular, no formal demand for repayment or request for conversion has been received from any of the respective noteholders.

As of March 31, 2025, the amounts of the defaulted notes are as follows:

•	Medican Note 1: Principal amount of $10,000,000, with total outstanding of $11,302,942 (principal plus accrued interest), issued on August 8, 2018, with a maturity date of August 8, 2019.
•	Medican Note 2: Principal amount of $10,000,000, with total outstanding of $16,050,864 (principal plus accrued interest), issued on January 26, 2019, with a maturity date of January 26, 2020.

Pursuant to an Assignment of Debt Agreement dated November 6, 2019, Green Stream Holdings Inc. (OTC: GSFI) assigned its $10,000,000 promissory note to Medican Enterprises Inc. (OTC: MDCN). In exchange, Medican agreed to cancel $5 million of debt owed by Green Stream, and Green Stream canceled $5 million of debt owed by Medican. This agreement did not alter the balance due or affect the terms of the $10,000,000 note now held by Medican Enterprises Inc.

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Each of the convertible notes described above includes provisions that reduce the Company’s immediate exposure to cash repayment in the event of default. Specifically, if the Company fails to make payment of principal, interest, or other required amounts within five (5) calendar days of the due date, the noteholder has the right to convert the outstanding balance into common stock, as outlined in Section 3 of each note. If a holder elects not to convert, the outstanding balance continues to accrue interest at the applicable default rate and remains payable, but not immediately in cash.

While this conversion mechanism provides short-term liquidity relief, it carries the risk of significant dilution to existing stockholders if a large number of shares are issued. Such dilution could also adversely impact the trading price of the Company’s common stock, should a public market develop.

Importantly, defaults under these notes do not trigger any cross-default or cross-acceleration clauses in other Company debt instruments currently in effect.

Risks Relating to Our Business

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our products to potential users, have only nominal sales and marketing experience. Further, we have budgeted only minimal amounts toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract customers to our website “https://shebeverages.com” which website nor its contents are not incorporated as part of this Offering Circular. Our future success will depend, among other factors, upon whether our products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our products will gain wide acceptance in their  targeted markets or that we will be able to effectively market our products.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business may fail, and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a public reporting company), marketing and development expenses, and for inventory and administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our accountant has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

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We will need to achieve commercial acceptance of our product to generate revenues and achieve profitability.

We cannot predict when significant commercial market acceptance for our products will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our products by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We are a small company with limited resources compared to our competitors and we may not be able to compete effectively.

The product marketing services of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products than we may be able to devote to our products. Therefore, we may not be able to compete effectively, and our business may fail.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not currently devote their full working time to our operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. All officers and directors devote 100% of their time to the business of the company. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to achieve profitability, which might result in the loss of some or all of your investment in our common stock.

Risks Relating to our Stock

The Offering price of $0.025 per Share is arbitrary.

The Offering price of $0.025 per Unit has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any units, therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company once the minimum offering amount is  reached.

We have established an escrow account (Exhibit 7.1) to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company once the minimum amount of offering is reached. The proceeds of the sale may not be sufficient to implement the company’s business strategy if only the minimum is raised.

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An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted or listed on an exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages for  our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

Conversion of Preferred Stock Could Result in Extraordinary Dilution and Loss of Control by Common Stockholders

Our outstanding shares of convertible preferred stock contain anti-dilution protection, which may cause significant dilution to our stockholders.

As of March 31, 2025, we had outstanding 2,500,000 shares of Preferred Stock. Each share of Preferred Stock is convertible into 1,000,000 shares of common stock, resulting in an aggregate of up to 2,500,000,000,000 shares of common stock issuable upon full conversion, subject to certain beneficial ownership limitations. The issuance of shares of common stock upon conversion of the Preferred Stock would cause extreme dilution to the percentage ownership interest of holders of our common stock, severely dilute the book value per share of our common stock, and substantially increase the number of our publicly traded shares, which could adversely affect the market price of our common stock.

Our outstanding shares of convertible preferred stock contain anti-dilution protection and significant voting rights, which may cause substantial dilution to our stockholders and impact corporate governance.

The Preferred Stock also carries voting rights on an as-converted basis, meaning that holders of Preferred Stock vote together with holders of common stock as a single class on all matters submitted to a vote of our stockholders. Due to the significant number of common shares underlying the Preferred Stock, holders could exert substantial control over matters requiring stockholder approval, including the election of directors, mergers, acquisitions, and other major corporate transactions.

Further, the Preferred Stock includes anti-dilution protection provisions and is not subject to reverse stock splits, which could result in holders of Preferred Stock maintaining or increasing their relative equity and voting interests over time, potentially to the detriment of common stockholders.

Our obligations to the holders of the Preferred Stock could also limit our ability to obtain additional financing or complete certain transactions, or could increase our borrowing costs, all of which may adversely affect our financial condition and hinder the accomplishment of our corporate goals.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the company to offer and sell the common stock offered hereby;
•	the integration of multiple technologies and programs;
•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;
•	changes in existing and potential relationships with collaborative partners;
•	the ability to retain certain members of management;
•	our expectations regarding general and administrative expenses;
•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and
•	other factors detailed from time to time in filings with the SEC.

In addition, in this Offering Circular, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Offering Circular may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward-looking statements as required by law.

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USE OF PROCEEDS

With respect to up to 800,000,000 shares to be sold by the Company at a price of $0.025 per share, unless otherwise provided in a supplement to this Offering Circular, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	Working capital;
•	Set up and marketing activities;
•	Capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering; however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. The offering is being conducted by the officers and directors under the safe harbor provision and is a best-efforts, self-underwritten offering.

There is a minimum offering amount of $10,000. Net proceeds will be used on a rolling basis once the minimum is received, in accordance with the priorities outlined below. Pending such uses, we intend to place such funds in an FDIC-insured bank account.

Use of Proceeds	25% of Offering ($5,000,000)	50% of Offering ($10,000,000)	75% of Offering ($15,000,000)	100% of Offering ($20,000,000)
General Corporate Purposes	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Marketing and Sales	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Research and Development (Green Rain Solar Inc.)	$1,500,000	$3,000,000	$4,500,000	$6,000,000
Debt Repayment	$1,500,000	$3,000,000	$4,500,000	$6,000,000

The net proceeds from this offering will be allocated primarily to project research and development for Green Rain Solar Inc.; marketing and sales; general corporate purposes; and debt obligations. However, if we do not sell all of the securities being qualified, we anticipate making adjustments to our planned use of funds as follows:

•	$10,000 minimum offering amount: If we only sell $10,000, which is our minimum offering amount, we will set aside the minimum in our established escrow account (Exhibit 7.1) and target additional proceeds primarily for general working capital purposes. None of the proceeds at this level will be used for debt repayment or acquisitions, and we would need to raise additional funds in the near term to implement our plan of operations. Once the offering period has expired, we would return these funds to investors if this amount remains at the minimum.
•	25% of the Offering: If we only sell 25% of our offering amount, we will prioritize essential expenses for general corporate purposes. Certain other planned initiatives, may be delayed until additional funding is secured.
•	50% of the Offering: At this funding level, we expect to allocate a portion of proceeds toward marketing and sales, while still maintaining sufficient liquidity for operations. However, we may need to seek additional funding to fully implement our business plan.
•	75% of the Offering: If 75% of the securities are sold, we anticipate being able to fund project research and development for Green Rain Solar Inc. Some aspects of our plan may still require external financing, but our reliance on additional capital would be reduced.
•	Full Offering (100%): If we achieve full subscription of the offering, we expect to execute our business plan as outlined, including project research and development for Green Rain Solar Inc.; marketing and sales; general corporate purposes; and debt obligations.

Debt Repayment

If we raise less than $10,000 at the end of the offering period, all funds will be promptly returned to investors in accordance with the terms of the offering. If we raise only slightly more than $10,000, the net proceeds will be used for working capital. At this level, no material portion of the proceeds will be available for debt repayment, acquisitions, or execution of our full plan of operations. We would therefore need to raise additional capital in the near term to support our business objectives.

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A portion of the proceeds will be used to settle existing indebtedness, including many aged convertible notes that will be settled via cash for a significant discount. The repayment of these obligations is expected to improve our financial position by reducing interest expenses and increasing cash flow for operations.

Regarding debt repayment, a portion of the offering proceeds will be used to repay certain outstanding indebtedness. The majority of this debt was incurred prior to the last 12 months; however, a material portion of the indebtedness to be repaid was incurred within the past year. In accordance with Instruction 6 to Item 6 of Part II of Form 1-A, we note that the proceeds from such recent indebtedness were primarily used for working capital, operational expenses, and acquisition-related costs. Additionally, certain indebtedness arose directly from the acquisitions undertaken by the company. The convertible notes carry interest rates of between 8%-10%, mature on dates between 2019 and 2026, and are convertible into common stock at various conversion prices. We intend to repay larger debt amounts first to shore up our balance sheet and reduce overall interest obligations. The repayment of this debt will improve the company’s financial position, enabling us to focus resources on executing our business strategy.

Additional Capital Requirements

Regardless of the amount raised, we will continue to assess our capital needs. If the offering proceeds are insufficient to fully implement our plan of operations, we may seek additional funding through debt financing, and strategic partnerships within the next six months. There is no assurance that such funding will be available on favorable terms or at all.

CATEGORY	AMOUNT	% OF PROCEEDS	PURPOSE DESCRIPTION
Project Research and Development Green Rain Solar, Inc.	$14,500,00	72.5	Funding for the design, construction, and implementation of EV Charging locations and expansion of to support new and ongoing projects.
Marketing and Sales	$1,000,000	5	Strengthening brand presence through marketing campaigns and expanding domestic sales teams.
General Corporate Purposes	$4,000,000	20	Funds reserved for working capital needs, operational expenses, and other unforeseen expenses.
Debt Obligations	$500,000	2.5	Repayment of outstanding long-term debt to improve financial health and reduce interest expenses.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

Share Class	Shares Issued & Outstanding	Conversion Ratio	Equivalent Shares of Common Stock	Ownership %
Common	14,646,806	N/A	14,646,806	0.24
Preferred	2,500,000	1,000,000:1	2,500,000,000,000	99.76
Total	N/A	N/A	2,506,123,284,813	100

Does not include up to 2,500,000,000,000 shares of common stock issuable upon conversion of outstanding Preferred Stock.

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DILUTION

As of December 31, 2024, the Company had 6,123,284,813 shares of common stock issued and outstanding. On March 31, 2025, the Company implemented a 500-for-1 reverse stock split, resulting in 12,246,570 shares issued and outstanding on a post-split basis. The Company is offering up to 800,000,000 shares of common stock on a post-split basis at an offering price of $0.025 per share. Upon completion of the offering, the Company would have a total of 812,246,570 shares of common stock issued and outstanding on a post-split basis.

The following table sets forth the net tangible book value per share after the offering at each subscription level, assuming the sale of all or a portion of the offered shares. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the total number of shares outstanding after the offering. The dilution per share to new investors represents the difference between the offering price per share and the net tangible book value per share after the offering.

Post-Reverse Split Capitalization and Equity Summary

Post-Reverse Split Offering Summary (1-for-500 Common Only)

Offering Level	NTBV After Offering	Total Shares Outstanding (Post-Split)	NTBV per Share (Post-Split)	Offering Price per Share	Dilution per Share to New Investors
100% ($20,000,000)	($14,703,973)	812,246,570	($0.018)	$0.025	$0.0431
75% ($15,000,000)	($19,703,973)	612,246,570	($0.032)	$0.025	$0.0572
50% ($10,000,000)	($24,703,973)	412,246,570	($0.060)	$0.025	$0.0849
25% ($5,000,000)	($29,703,973)	212,246,570	($0.140)	$0.025	$0.1650

This updated dilution table provides a more accurate representation of the dilution impact on new investors at each offering level based on the most current financial data.

Control

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Name
02/23/18 – 12/23/19	$61,787	$42,000
12/20/18 – 12/20/19	$61,787	$42,000
05/24/20 – 12/24/21	$42,314	$40,000
12/24/18 - 12/24/21	$491,393	$360.00
12/24/18 – 12/24/21	$491,393	$360,000
12/24/18 – 12/24/21	$491,393	$360,000
08/07/2018	$15,669,879	$10,000,000
03/08/2019	$21,784	$14,000
01/26/2019	$15,427,589	10,000,000
04/01/2019	$21,641	$14,000
07/25/2019	$150,527	$100,000
08/29/2019	$156,026	$105,000
10/17/2019	$147,576	$100,000
11/15/2019	$143,398	$100,000
01/01/2022	$310,844	$250,000
11/21/2022	$754,196	$650,000
01/01/2024	$318,362	$300,000
01/03/2024	$4,044	$3,800
04/01/2024	$208,080	$200,000
04/01/2024	$208,080	$200,000

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on OTC Link under the symbol GREH. The following table reflects the high and low sales prices for our common stock in the calendar quarters indicated, such prices may not reflect actual transactions or retail markdowns or commissions.

As of the date of this offering circular, we had approximately 532 record holders of our common stock.

Our common stock is currently traded on the OTC: Link (GREH)

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS

Business Overview

Green Rain Solar, Inc., a Wyoming corporation, was incorporated in 2016, and has offices in Los Angeles. The Company is focused on providing access to solar energy to energy consumers. The Company is currently operating in multiple markets and is prepared for conducting business in several industry-friendly locations including California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada. In our operations within New York State, we adhere strictly to the regulations governing Energy Service Companies (ESCOs). This includes clearly identifying ourselves as Green Rain Solar, providing customers with the ESCO Consumer Bill of Rights, and ensuring all our promotional materials are available in the languages of our customers. These practices are part of our commitment to transparency and customer service, essential to maintaining trust and compliance in the markets we serve.

Green Rain Solar, Inc. operates as a dynamic marketer of innovative solar systems, specifically targeting underrepresented and rapidly expanding market segments across the United States. Our services are uniquely tailored to meet the needs of homeowners, landowners, and commercial building owners, enhancing their access to sustainable energy solutions. Unlike traditional companies in the sector, Green Rain Solar does not own any land or real property and has not engaged in leasing activities. This strategic choice allows us to remain agile and focused on our core competencies without the encumbrances of property management.

In addition to our solar services, Green Rain Solar owns and operates one of the largest public direct current (DC) fast-charging networks for battery electric vehicles (EVs) in the United States. This network is distinguished by its reliance on 100% renewable electricity, sourced through Renewable Energy Certificates (RECs), demonstrating our commitment to environmental sustainability. Details about our practices and the regulatory frameworks guiding them can be found in the “Business — Government Regulation — Renewable Energy Markets” section of our documentation.

Our strategic deployment of charging stations focuses on high-traffic, high-density urban, suburban, and exurban areas. This tactical placement ensures that EV drivers of various models and makes can enjoy easy access to convenient, reliable, and high-speed charging facilities without the need for adaptors. This service is designed to cater not only to private retail customers but also to commercial entities, thereby broadening our impact within the green energy ecosystem.

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Green Rain Solar has established itself as a leader and innovator in the EV charging space. Our pioneering efforts and continuous learning in this field have positioned us to maximize the first-mover and first-learner advantages we hold, especially as the adoption of EVs continues to grow rapidly across North America. Anticipating further increases in demand for EV infrastructure, we are actively expanding our network of owned charging stations. Each new location is carefully chosen based on favorable traffic patterns and high utilization potential, ensuring that we continue to meet the evolving needs of the market effectively.

By consistently pushing the boundaries of what is possible within the renewable energy and EV charging industries, Green Rain Solar aims to stay ahead of industry trends and customer expectations. Our expansion strategy is not only about increasing the number of charging stations but also about enhancing the overall user experience through technological advancements and customer-focused services. This forward-thinking approach supports broader environmental goals and promotes the widespread adoption of EVs, aligning with our mission to drive progress in sustainable energy consumption.

Since the Reorganization, the Company has been involved primarily in organizational activities as a marketer of solar systems. The Company has not yet generated any revenues from these activities. The Company has developed relationships with selective world-class designers and manufacturers of solar power solutions. The Company hopes to leverage these relationships to offer the unique solar energy solutions provided by RED and others to the Company’s customers. The Company currently has no manufacturing or installation capabilities and will rely upon thirdparties to design, manufacture, and install our solar systems.

Plan of Operation

The Company plans to continue marketing its renewable energy generation systems, focusing on solar resources, as a replacement of fossil fuel energy generation equipment. The Company intends to do this by serving as the administrator of solar system installations to be provided by the Company’s vendors, and a coordinating agent for leasing arrangements relating to those systems. In the next twelve months we intend to focus on projects in the $50,000 to $5,000,000 range. The Company will provide financing for those projects through investment of its own funds, management of project-specific investor funds, and third party leasing of solar energy equipment and components.

The Company will be relying on Chronical Engineering, LLC. for the development, design and construction of its projects. The Company anticipates retaining Chronical for solar designs and the local building and electrical permitting where geographically permissible.

The Company’s strategy to increase sales will be to offer fundamentally unique solar power systems, including those designed by Chronical or other comparable designers, and to introduce a highly customizable and personalized approach to after-sales customer service through a unique type of contractual relationship with its customers.

During the next six months it is the Company’s plan to:

•	Raise capital to build more solar systems and increase its marketing of Community Solar projects.

•	Initiate aggressive online and offline marketing campaigns to build our brand, market awareness, and recognition.

•	Increase sales via increased advertising and marketing campaigns.

•	Hire additional key employees to help strengthen the Company.

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We plan to work with (i) private homeowners, (ii) local roofing companies, (iii) solar installation companies, (iv) custom homebuilders, (v) mass-market homebuilders and (vi) and commercial building and multi-unit residential owners. Our target market is commercial building and property owners in New York and New Jersey. To date, we currently have four (4) Solar Leases with commercial property owners in New York and New Jersey, and, assuming we are able to obtain adequate financing, we expect to complete these systems. As of the date of this registration statement, the Company was actively seeking to develop the following four (4) leases: 111 Station Road, Bellport, New York; 607 Station Road, Bellport, New York; and 8012 Tonelli Ave, North Bergen, New Jersey.

Anticipated Milestones

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of the completion of each solar system, conditions in the markets for the services required to complete solar systems, changes in or revisions to our marketing strategies, as well as any applicable legal or regulatory changes which may occur.

If we are unable to raise the net proceeds from our Regulation A Offering or other financing activities that we believe are needed to fund our business plan, we may be required to scale back our development plans by reducing expenditures for employees, consultants, business development and marketing efforts, and other envisioned expenditures. This could reduce our ability to complete existing solar system projects or initiate new ones, or require us to seek further funding earlier, or on less favorable terms, than if we had raised the full amount of the offering.

If management is unable to implement its proposed business plan or employ alternative financing strategies, it does not presently have any alternative proposals.

Competition

Although many small and medium-sized companies are still in the process of understanding how solar energy can make sense for them, more than 100 of the Fortune 500 companies have already received significant results by using solar power.

Nevertheless, we believe our primary competitors are the traditional local utilities that supply energy to our potential customers. We compete with these traditional utilities primarily based on price, predictability of price and the ease with which customers can switch to electricity generated by our solar energy systems rather than fossil-based alternatives. We believe that our pricing and focus on customer relationships allow us to compete favorably with traditional utilities in the regions we service.

Other sources of competition are other solar energy system providers such as Tesla, Inc., Vivint Solar Inc., Sunrun Inc., Sungevity, Inc., Tiger Reef, Inc., and many others. These companies may offer products that are similar to our solar energy systems, and we primarily compete with these companies based on price. We believe that we compete favorably with these companies.

The Company anticipates that the following factors will give us a competitive advantage because we expect to become a technology company insulated by patents creating a barrier to competition, as well as a company selling a product with brand recognition and expect the customers to select the Company because:

•	We offer unique innovative products.

•	We offer a flexible menu of product financing options and types of agreements.

•	We are located in the states where utility costs are high and/or incentives for solar energy systems are available, therefore offering an attractive alternative to conventional power sources.

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Employees

The Company has one full-time employee.

Patents and Trademarks

The Company holds no patents, nor at this time, has any patent pending.

The company relies on a combination of trade secrets and contractual protections to establish and protect its intellectual proprietary rights. It may rely on patents held by its partners with whom it has contractual relationships.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

Conclusion

Green Rain Solar, Inc. is poised to continue its growth as a leading provider of innovative solar energy solutions in North America. By adhering to regulatory requirements, especially in New York as an ESCO, and maintaining strong partnerships and effective project management practices, we are committed to advancing solar energy accessibility and adoption across multiple markets.

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Management’s Discussion and Analysis of

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

During the fiscal year ending December 31, 2024, Green Rain Energy Holdings, Inc., formerly “The Now Corporation I” (“the Company”) underwent significant changes in its corporate structure and strategic focus. Pursuant to the Stock Purchase Agreement signed on October 22, 2024, with VGTel Inc., the Company acquired two subsidiaries: Green Rain Solar Inc. and M Love Vintage Holdings Inc. As part of the Company’s restructuring efforts, it also divested M Love Vintage Holdings, Inc.

As part of the Company’s restructuring efforts, it also divested Monster Elixir Inc. and CJB Uphill Marketing and Holdings LLC, as they no longer aligned with its strategic direction. These divestitures allow Green Rain Energy Holdings, Inc. to streamline operations and allocate resources more effectively.

Financial Condition and Liquidity

As of December 31, 2024, the Company does not have sufficient cash resources to execute its business plan fully. The Company is actively seeking additional capital through potential financing arrangements, strategic partnerships, and equity or debt issuances. If the Company is unable to raise additional capital, it may not be able to continue as a going concern.

The Company’s current liabilities exceed its current assets, creating liquidity challenges. Management is focused on improving liquidity through:

•	Strategic investments in revenue-generating business segments once operations commence.
•	Partnerships that minimize upfront capital expenditures, such as the EV charging joint venture with Chronical.
•	Cost reduction initiatives, including divesting non-core businesses.

Results of Operations

The Company experienced a transitionary period in 2024, marked by acquisitions and divestitures. Due to these changes, financial performance varies significantly from prior periods.

Revenue:

•	As of December 31, 2024, the Company has not generated revenue from its continuing operations. Green Rain Solar Inc. has no revenue-generating activities.
•	Monster Elixir Inc., which has also not generated revenue, was divested and is no longer part of the Company’s financial statements.

Expenses:

•	Operating expenses increased due to costs associated with restructuring, legal and professional fees related to acquisitions and divestitures, and investments in new business segments.
•	R&D expenses related to Green Rain Solar Inc.’s solar and EV initiatives contributed to higher overall expenditures.

Net Loss:

•	The Company reported a net loss for the quarter ending fiscal year December 31, 2024, primarily due to acquisition-related expenses, restructuring costs, and investment in new business lines.
•	Cost-cutting measures and revenue-generating initiatives are being implemented to improve financial performance in future periods.

Acquisitions and Strategic Focus

Green Rain Solar Inc.

On October 17, 2024, the Company acquired 100% of the equity interests of Green Rain Solar Inc. and M Love Vintage Holdings Inc. . As part of the Company’s restructuring efforts, it divested of M Love Vintage Holdings, Inc. The acquisitions were accounted for in accordance with ASC 805, Business Combinations, using the acquisition method of accounting. The acquired companies have been consolidated into the Company’s consolidated financial statements as of the acquisition date in accordance with ASC 810, Consolidation. All significant intercompany transactions and balances have been eliminated in consolidation.

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Green Rain Solar Inc. acquired M Love Vintage Holdings Inc. in exchange for controlling preferred stock in Green Rain Energy Holdings Inc., along with the divestiture of CJB Uphill Marketings and Monster Elixir Inc. Green Rain Solar Inc. specializes in urban solar energy and grid integration, focusing on high-cost urban locations. The Company aims to transform rooftop sunlight into grid-connected power to support sustainable energy solutions. As part of the Company’s restructuring efforts, it divested M Love Vintage Holdings, Inc. and CJB Uphill Marketings and Monster Elixir Inc.

Additionally, Green Rain Solar Inc. has entered into a joint venture with Chronical to develop and deploy electric vehicle (EV) charging stations. This partnership allows the Company to participate in the growing EV market while leveraging Chronical’s expertise, minimizing operational complexities, and reducing capital expenditure.

Outstanding Defaults on Convertible Notes Could Result in Significant Dilution or Financial Risk to the Company

As of the date of this Offering Circular, the Company is in default under both the Medican Note and the Eagle Oil Note, as the outstanding balances have not been repaid or converted. While no formal demand for payment or request for conversion has been made by either lender to date, the Company acknowledges that conversion requests may be made at any time. Under the terms of the Medican Note, the Eagle Oil Note, and other similar outstanding convertible notes, if the Company fails to make any payment of principal, interest, or other amounts within five (5) calendar days of the due date, the holders have the right to convert the outstanding balances into shares of the Company’s common stock pursuant to the applicable conversion terms.

As of the date of this Offering Circular, the Company remains in default on certain convertible promissory notes, including those issued to Medican Enterprises Inc. and Eagle Oil Holding Company Inc. The Company has initiated discussions with certain noteholders regarding potential settlements or restructuring; however, no formal agreements have been reached. There can be no assurance that any such efforts will be successful or that the terms, if agreed, will be favorable to the Company. These obligations may result in litigation or the issuance of shares on highly dilutive terms.

Regarding debt repayment, a portion of the offering proceeds will be used to repay certain outstanding indebtedness. The majority of this debt was incurred prior to the last 12 months; however, a material portion of the indebtedness to be repaid was incurred within the past year. In accordance with Instruction 6 to Item 6 of Part II of Form 1-A, we note that the proceeds from such recent indebtedness were primarily used for working capital, operational expenses, and acquisition-related costs. Additionally, certain indebtedness arose directly from the acquisitions undertaken by the company. The convertible notes carry interest rates of between 8%-10%, mature on dates between 2019 and 2026, and are convertible into common stock at various conversion prices. We intend to repay larger debt amounts first to shore up our balance sheet and reduce overall interest obligations. The repayment of this debt will improve the company’s financial position, enabling us to focus resources on executing our business strategy.

As a result, the Company is generally not required to repay these obligations in cash unless a holder elects not to convert. In the event a holder declines to convert and demands cash repayment, the principal and accrued interest would continue to accrue until payment or other resolution. Defaults that are not cured or waived could adversely affect the Company’s financial condition, operations, and ability to raise additional financing, and could result in material dilution to existing stockholders if large volumes of common shares are issued upon conversion.

Divestitures and Asset Optimization

The Company divested Monster Elixir Inc. and CJB Uphill Marketing and Holdings LLC, as they were no longer aligned with its strategic direction. These divestitures allow the Company to concentrate its resources on higher-growth opportunities.

Additionally, all non-performing assets will be written down in the financial statements for the fiscal year ending June 30, 2025, ensuring a more accurate reflection of the Company’s financial position.

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues, and expenses. Actual results could differ from these estimates.

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Revenue Recognition:

The Company follows ASC 606 for revenue recognition, identifying performance obligations, determining transaction prices, and recognizing revenue when control of goods or services is transferred to customers. As of December 31, 2024, the Company has not generated revenue from any of its subsidiaries.

Impairment of Long-Lived Assets:

The Company periodically evaluates long-lived assets, including property, plant, and equipment, and intangible assets, for impairment. If the carrying amount of an asset exceeds its expected future cash flows, an impairment loss is recognized.

Allowance for Doubtful Accounts:

The Company maintains allowances for doubtful accounts based on collection history, economic conditions, and customer financial health. If financial conditions deteriorate, actual defaults may exceed estimates.

Accounting for Income Taxes:

The Company accounts for income taxes using the asset and liability method, recognizing deferred tax assets and liabilities for temporary differences between book and tax bases. A valuation allowance is recorded if it is more likely than not that deferred tax assets will not be realized.

Stock-Based Compensation:

Stock-based compensation expense is measured based on estimated fair values. Restricted stock is valued at grant date market prices, while stock options are valued using the Black-Scholes-Merton model, which involves subjective assumptions, including stock price volatility.

Acquisitions

On October 17, 2024, the Company acquired 100% of the equity interests of Green Rain Solar Inc. and M Love Vintage Holdings Inc. The acquisitions were accounted for in accordance with ASC 805, Business Combinations, using the acquisition method of accounting. The acquired companies have been consolidated into the Company’s consolidated financial statements as of the acquisition date in accordance with ASC 810, Consolidation. All significant intercompany transactions and balances have been eliminated in consolidation.

Both subsidiaries, Green Rain Solar Inc. and M Love Vintage Holdings Inc., were acquired in exchange for controlling preferred stock in Green Rain Energy Holdings Inc., along with the divestiture of CJB Uphill Marketings and Monster Elixir.

Future Outlook

The Company is positioning itself for long-term success by focusing on high-growth sectors through Green Rain Solar Inc..

The EV charging joint venture with Chronical represents a strategic entry into the rapidly growing electric vehicle market. By partnering with an experienced industry participant, the Company aims to generate new revenue streams while minimizing capital expenditure and operational risks.

However, none of the Company’s subsidiaries have generated revenue as of December 31, 2024. The Company anticipates that revenue generation will begin as business operations scale.

Additionally, management is actively exploring opportunities to improve liquidity and financial stability, including strategic capital raises and cost-optimization efforts. The Company anticipates that these efforts will contribute to both recurring revenue streams and long-term value creation as EV adoption continues to accelerate.

However, given the current financial condition, the Company will require additional capital to fund its operations. If the Company is unable to secure financing, it may not be able to continue as a going concern.

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OUR MANAGEMENT

Executive Officers

Name	Position Held	Age	Date first elected or appointed
Alfredo Papadakis	Chairman, Chief Executive Officer and Chief Financial Officer	40	October 23, 2024

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried out.

Alfredo Papadakis, Chief Executive Officer, Chief Financial Officer, Director

Over the last decade, Alfredo Papadakis has developed and fine-tuned his craft as a producer and writer. A people-focused professional, he believes that compelling stories come from understanding the individuals who lived them. Alfredo has consistently built on his skills, applying them across diverse and challenging work environments.

Currently, Alfredo is engaged in a variety of productions ranging from high-budget commercials to independent documentary films. He has successfully served in multiple capacities, including production assistant, talent coordinator, art department member, locations manager, compliance manager, consultant, writer, and producer. His commercial collaborations include partnerships with prestigious clients such as Apple, Gucci, Lincoln Motor Company, and Calvin Klein, where he has ensured both production quality and client satisfaction.

Previously, Alfredo worked as a talent producer for a 30-minute boxing debate format on FOX’s Premier Boxing Championship, promoting championship boxing matches. In this role, he managed fighters and their entourages, coordinated on-site activities between managers, promoters, and production teams, conducted same-day pre-interview Q&A sessions, and prepped talent for on-screen appearances. His bilingual expertise allowed him to translate Spanish to English for Latin boxers both pre-tape and in-studio, as well as provide post-production transcription and translation when required.

Alfredo’s professional experience also extends to commercial and residential property management in the South Bay/Los Angeles area. His responsibilities included locating and conducting due diligence on properties targeted for acquisition, with a primary focus on high-impact and developing areas. He adeptly integrated city and municipal requirements to ensure his clients’ needs were met and exceeded.

Executive Compensation

Summary Compensation Table: The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Alfredo Papadakis	Chairman, Chief Executive Officer, Chief Financial Officer	$500,000	End of Year Bonus and 1,000,000 Warrants per Quarter exercisable at $.00001 per share. Family Health Insurance Plan and a DNO Insurance Policy	0

Audit, Compensation and Nominating Committees: As noted above, we intend to apply to list  our common stock on the NASDAQ, which does require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the NASDAQ or on an exchange. Considering the fact that we are an early-stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

Audit, Compensation and Nominating Committees: As noted above, we intend to apply to list our common stock on the NASDAQ, which does require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the NASDAQ or on an exchange. Considering the fact that we are an early-stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters:

The following table sets forth, as of April [ ], 2025, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)	Shares of Preferred Stock Held (2)	Number of Total Voting Shares	Percentage of Total Voting Shares
Alfredo Papadakis, CEO			1,302,000	1,302,000,000,000	51.96
Directors and Officers (1) (person)

Other Significant Shareholders
Legion Financial Consultants Ltd.			99,000	99,000,000,000	3.95
Branalex Financial Group Inc.			99,000	99,000,000,000	3.95
Ken Williams			99,000	99,000,000,000	3.95
Paul Khan			99,000	99,000,000,000	3.95
Augustus Redmond			99,000	99,000,000,000	3.95
Emilia Carpinisan			106,000	106,000,000,000	4.23
Digital Marketing Gurus Inc.			100,000	100,000,000,000	3.99
First Choice Legal Group Inc.			100,000	100,000,000,000	3.99
Shareholders Collective Inc.			100,000	100,000,000,000	3.99

(1) Applicable percentage ownership is based on approximately 2,500,000 shares of Preferred Stock outstanding as of April 8, 2025. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of GREEN RAIN ENERGY HOLDINGS, INC., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

	Date of Note Issuance(s)	Outstanding Balance(s)	Maturity Date
1)	02/23/18 – 12/23/19	$61,787	12/23/19 – 12/23/20
2)	12/20/18 – 02/20/19	$61,787	12/20/19 – 12/20/20
3)	05/24/20 – 12/24/21	$42,314	05/24/21 – 12/24/22
4)	12/24/18 – 02/24/21	$491,393	12/24/19 – 12/24/22
5)	12/24/18 – 12/24/21	$491,393	12/24/19 – 12/24/22
6)	12/24/18 – 12/24/21	$491,393	12/24/19 – 12/24/22
7)	08/07/18	$15,669,879	08/07/19
8)	03/08/19	$21,784	03/08/20
9)	01/26/19	$15,427,589	01/26/20
10)	04/01/19	$21,641	04/01/20
11)	07/25/19	$150,527	07/25/20
12)	08/29/19	$156,026	08/29/20
13)	10/17/19	$147,476	10/17/20
14)	11/15/19	$143,398	11/15/20
15)	01/01/22	$310,844	01/01/23
16)	11/21/22	$754,196	11/21/23
17)	01/01/24	$318,362	01/01/25
18)	01/03/24	$4,033	04/01/25
19)	04/01/24	$208,080	04/01/25
20)	04/01/24	$208,080	04/01/25
TOTAL		$35,181,982

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DESCRIPTION OF CAPITAL STOCK

As of July 2, 2025, after a 500-1 reverse split, the issued and outstanding common stock is 14,646,806 and the preferred stock remains at 2,500,000.

Common Stock

As of July 2, 2025, after a 500-1 reverse split, the issued and outstanding common stock is 14,646,806.

•	Voting Rights: One vote per share on all matters submitted to a vote of stockholders. There is no cumulative voting.
•	Dividend Rights: Dividends may be declared and paid at the discretion of the Board of Directors, subject to any prior rights of preferred stockholders.
•	Liquidation Rights: Upon liquidation, dissolution, or winding up of the company, common stockholders are entitled to receive any remaining assets after the satisfaction of liabilities and preferential distributions to preferred stockholders.
•	Other Rights: Common stockholders do not have preemptive, redemption, or conversion rights.

Preferred Stock

Our authorized capital stock also includes 2,500,000 shares of preferred stock, par value $0.001 per share, all of which are designated as Preferred Stock. The Board of Directors has the authority to issue preferred stock in one or more series and determine the rights and preferences of each series.

As of May 31, 2025, we have 2,500,000 shares of Preferred Stock issued and outstanding. The key rights, preferences, and privileges of these shares include:

•	Can vote on an as-converted basis
•	Can convert into shares of common stock based on a 1:1,000,000 ratio that can never be adjusted
•	Are not subject to dilution
•	Not subject to any adverse effects as a result of any reverse splits
•	Holders that are non-directors can only convert their preferred stock into shares of common stock up to an amount equal to 9.9% of the number of current issued and outstanding shares of common stock.

Risk Factors Related to Preferred Stock

We have issued and outstanding preferred stock that presents risks to common stockholders, including:

•	Dilution Risk: The conversion of preferred stock into common stock may significantly dilute existing common stockholders.
•	Voting Disparity: Preferred stockholders have voting rights that allow them to influence corporate decisions significantly more than common stockholders.
•	Restrictions on Future Financing: The issuance of preferred stock could limit our ability to raise capital on favorable terms.

No Exclusive Forum Provision

Our governing documents do not contain an exclusive forum provision. As a result, there is no restriction on the jurisdiction where stockholders may bring claims related to our company, including derivative actions, claims alleging breaches of fiduciary duties, or other disputes under applicable law. This means that legal actions involving the company could be brought in multiple jurisdictions, which may result in increased litigation costs and inconsistent rulings.

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Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

By Our Company

Offering will be sold by Our Officers and Directors.

This is a self-underwritten offering. This Offering Circular is part of an Offering Circular that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this Offering Circular, the officers and directors intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the Offering Circular to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. None of our officers and directors are  subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Act, at the time of their participation.

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

The Company is offering a minimum of 400,000 and a maximum of 800,000,000 shares at a fixed price of $0.025 per share. The price of $0.025 per share is fixed for the duration of the offering. This is not the initial offering of Common Stock of the Company and a public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. In addition, our officers and directors intend to place the offering through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the Offering Circular to potential investors at meetings, to his business associates and to his friends and relatives who are interested in the Company as a possible investment. The shares are being offered for a period of one (1) year. The offering will terminate when the sale of all 800,000,000 shares is completed, when the board determines it is in the best interest of the Company to close the offering at any time after the minimum is reached or at the end of one (1) year.

The subscription proceeds from the sale of the shares in this offering will be payable to GREEN RAIN ENERGY HOLDINGS, INC. and will be deposited in an escrow account (Exhibit 7.1) (limited to funds received from this offering on behalf of the Company) non-interest-bearing bank account until the minimum amount of proceeds is raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest-bearing account).

The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

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There can be no assurance that all, or any, of the shares will be sold. As of the date of this Offering Circular, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Offering Circular.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to GREEN RAIN ENERGY HOLDINGS, INC. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest-bearing account).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this Offering Circular. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to the Company.

All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is a minimum of 400,000 shares required to be purchased by any individual investor. The Company reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

How to Invest:

Subscriptions for purchase of shares offered by this Offering Circular can be made by completing, signing and delivering to us the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Green Rain Energy Holdings, Inc. in the amount of $0.025 for each unit you want to purchase.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

CRS provides that directors and officers of California corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. CRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Lucosky Brookman LLP.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Green Rain Energy Holdings, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

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ADDITIONAL INFORMATION

We are not subject to all reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form REG A with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this Offering Circular. This Offering Circular, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this Offering Circular as to the contents of any contract, agreement or other document referred to in this Offering Circular are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

78

F-1

GREEN RAIN ENERGY HOLDINGS, INC.

Financial Statements Balance Sheet

For the Periods Ended December 31, 2024 & December 31, 2023

Unaudited

	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash on hands in bank
Total current assets	$–	$–

Property, plant & Equipment
Green Stream assets	10,000,000	10,000,000
Write-down to Green Stream assets (Note 6)	(9,500,000)
Medican assets	20,000,000	20,000,000
Write-down to Medican assets (Note 6)	(12,500,000)
Oil and Gas Leases	41,600	41,600
Divestment of Oil and Gas Leases	(41,600)
CJB Uphill Asset	650,000	650,000
Divestment of CBJ Uphill Assets	(650,000)
Write-down to Obsidian Performance Group Asset (Note 6)	(7,802,628)	(7,802,628)
Monster Elixir	150,000	150,000
Divestment of Monster Elixir	(150,000)
Sunshine Minerals Ltd. LLC	1,100,000	1,100,000
Green Rain Solar Inc.	400,000
M Love Vintage Holdings Inc.	15,000

Total Assets	$1,712,372	$24,138,972

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$26,937	$170,861
Total Current Liabilities	26,937	170,861

Long-term Liabilities
Operational Loans	120,985	120,985
Convertible debt	3,397,027	2,486,624
Accrued payroll expenses	382,697	382,697
Bio-Fuel Note Payable	0	0
Medican Note Payable	31,719,418	29,303,839
CBJ Uphill Note Payable	769,280	710,696
Total Long-term Liabilities	36,389,408	33,004,841

Total Liabilities	36,416,345	33,175,702

STOCKHOLDERS' EQUITY
Preferred Stock, par value $0.001, 2,500,000 Authorized, 2,500,000 issued and outstanding at 12/31/24 and 1,000,000 at 12/31/23	2,500	1,000
Common Stock, par value $0.001, 9,997,500,000 Authorized, 12,246,570 issued and outstanding at 12/31/24 and 5,636,584,813 issued and outstanding at 12/31/23	6,123,285	5,636,585
Additional paid in capital	(24,684,944)	(1,295,018)
Accumulated Deficit	(13,379,297)	(11,820,002)
Current earnings	(2,765,516)	(1,559,295)

Total Stockholders’ equity	(34,703,973)	(9,036,730)

Total Liabilities and Stockholders’ Equity	$1,712,372	$24,138,972

F-2

GREEN RAIN ENERGY HOLDINGS, INC.

Statements of Income and Retained Earnings (Deficit)

For the Twelve Months Ended December 31, 2024 & December 31, 2023

Unaudited

	December 31, 2024	December 31, 2023
Revenue	$0	$0

Operating Expenses
Advertising & promotion
Auto expense
Business Licenses
Consulting	41,600
Insurance
Interest and bank fees	2,723,916	1,959,262
Adjustment to previous period interest expense		(399,967)
Office expense
Payroll expense
Payroll expense - stock based
Professional fees
Rent
Repair & maintenance
Total Expenses	2,765,516	1,559,295

Net Operating Loss	$(2,765,516)	$(1,559,295)

Net Income	(2,765,516)	(1,559,295)

Retained earnings (Deficit)
Beginning of period	(13,379,297)	(11,820,002)
End of Period	$(16,144,813)	$(13,379,297)

F-3

GREEN RAIN ENERGY HOLDINGS, INC.

Statements of Cash Flow

For the Twelve Months Ended

December 31, 2024 & December 31, 2023

Unaudited

	2024	2023
OPERATING ACTIVITIES

Net Income (Loss)	(2,765,516)	(1,559,295)

Adjustments to reconcile net Income (Loss) to net cash provided by operations
Decrease (increase) in operation loans
Decrease (increase) in accounts payable		(155,810)
Decrease (increase) in accrued payroll
Decrease (increase) in stock options
Net cash provided by operating activities	(2,765,516)	(1,715,105)

INVESTING ACTIVITIES
Asset acquisition/divestment	22,385,000	–
Net cash provided by investment activity		–

FINANCING ACTIVITIES
Decrease (increase) in Convertible Debt	(910,403)	1,980,343
Decrease (increase) in notes payable	(3,121,346)	(647,183)
Stock issuance of shares	489,200	3,092,138
Paid in Capital	(23,389,926)	(2,155,494)
Net cash provided by financing activities	(26,932,476)	2,269,804

NET INCREASE (DECREASE) IN CASH DURING THE PERIOD	–	–
CASH BALANCE, BEGINNING OF PERIOD	–	–
CASH BALANCE, END OF PERIOD	–	–

F-4

GREEN RAIN ENERGY HOLDINGS, INC.

Statement of Stockholders’ Equity

December 31, 2024

Unaudited

	Common Stock		Preferred Stock		Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2017	431,751,716	$431,752	–	–	$220,577	(1,771,611)	(1,119,282)
Net income (loss) FYE December 31, 2018	–	–	–	–	–	(328,349)	(328,349)
Balance, December 31, 2018	431,751,716	$431,752	–	–	$220,577	(2,099,960)	(1,447,631)

Net income (loss) FYE December 31, 2019	–	–	–	–	–	(3,261,481)	(3,261,481)
Balance, December 31, 2019	431,751,716	$431,752	–	–	$220,577	(5,361,441)	(4,709,112)

Stock Issuance	85,000,000	$85,000	–	–	–	–	85,000
	–	–	–	–	–	(1,299,054)	(1,299,054)
	719,323,143	719,323	–	–	$9,772,400	(6,660,495)	3,831,228
Stock Issuance	202,571,427	202,571	–	–	–	–	202,571
Note settlement	–	–	–	–	9,551,823	–	9,551,823
Net income (loss) FYE December 31, 2020	–	–	–	–	–	–	–
Balance, December 31, 2020	–	–	–	–	–	–	–

Stock Issuance	796,551,876	$796,552	–	–	$(300,000)	–	496,552

Net income (loss) FYE December 31, 2021	–	–	–	–	–	(2,456,165)	(2,456,165)
Balance, December 31, 2021	1,515,875,019	$1,515,875	–	–	$9,472,400	(9,116,660)	1,871,615

Stock Issuance	1,028,571,428	$1,028,571	–	–	–	–	1,028,571
Note Settlement and Write-down	–	–	–	–	–	–	–
Net income (loss) FYE December 31, 2022	–	–	–	–	$(8,611,924)	–	(8,611,924)
Balance, December 31, 2022	–	–	–	–	–	(2,703,342)	(2,703,342)

Stock Issuance	2,544,446,447	$2,544,446	–	–	$860,476	(11,820,002)	(8,415,080)
Net income (loss) December 31, 2023	3,092,138,366	3,092,138	–	–	(2,155,494)	–	936,644
Balance, December 31, 2023	–	–	–	–	–	(1,559,295)	(1,559,295)

Net income (loss) December 31, 2024	5,636,584,813	$5,636,585	–	–	$(1,295,018)	(13,379,297)	(9,037,730)
Stock ADJ. per 500:1 reverse split
Stock Issuance	486,700,000	486,700	–	–	(1,000,767)	–	(514,067)
Adjustment for previous period Preferred Stock Issuance	–	–	2,500,000	$2,500	(22,386,659)	–	(22,386,659)
Balance, December 31, 2024	(6,111,038,243)	$0	–	$–	$–	(2,765,516)	(2,765,516)
	12,246,570	$6,123,285	2,500,000	$2,500	$(24,684,944)	(16,144,813)	(34,703,973)

F-5

GREEN RAIN ENERGY HOLDINGS, INC.

Earnings (net loss) Per Share Calculations

For the Period Ending December 31, 2024

Net Loss for 12 Months Ending December 31, 2024	$(2,765,516)
Number of Shares as of December 31, 2023	5,636,584,813
Number of Shares as of December 31, 2024	6,123,284,813
Weighted Average Number of Shares	5,879,934,813
Loss Per Share	$(0.000470)

F-6

GREEN RAIN ENERGY HOLDINGS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

December 31, 2024

NOTE 1.         GENERAL ORGANIZATION AND BUSINESS

The Now Corporation (The Company) was originally organized in the state of Nevada on November 23, 1993 as Handell-Graff, Inc. On March 17, 1999, the company’s name was changed to Healthcomp Evaluation Services Corporation when it filed a 10SB and became a fully reporting registered corporation. On August 16, 2002 under rule 12g-4(a)(1)(i) the Company terminated its registration and shortly thereafter on December 31, 2002 changed its name to Exemplar International, Inc. The corporation was subsequently abandoned. On July 25, 2006, the Company was reorganized and the Eight Judicial District Court of Clark County, Nevada appointed a custodian and directed that 200,000,000 shares be issued as controlling interest. On October 6, 2006, the controlling interest in the company was sold and the Company’s name was changed to The Now Corporation. On March 17, 2013, the controlling interest in the Company was acquired by a group that included Peter Matousek. With the Change-of-Control the operations have moved from Scottsdale, Arizona to Palm Beach, Florida. Peter Matousek resigned all positions on December 20th, 2018, with the subsequent appointment of Ken Williams. Effective June 23, 2023 through the majority vote provided by Ken Williams, Paul Khan and Juan Salazar, all officers and directors were removed other than Ken Williams AND Conrad Schott was appointed as President. Effective July 22, 2024, Ken Williams resigned from all positions held with the company. Concurrently, Emilia Carpinsan was appointed to his previous roles. Additionally, Conrad Schott was removed from his position by majority vote. On October 17, 2024, Emilia Carpinisan resigned and concurrently, Ken Williams was appointed to his previous roles. As of October 23, 2024, Ken Williams resigned with the contemporaneous appointment of Alfredo Papadakis.

Reverse Stock Split and Impact on Common & Preferred Shares and Per Share Data

On March 14, 2025, the Company effected a 1-for-500 reverse stock split of its issued and outstanding common shares. As a result of the reverse split, each 500 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock. The par value per share remained unchanged at $0.001.

There was no change to the total dollar amount of common stock, additional paid-in capital, or total shareholders’ equity as a result of this reverse stock split. All share quantities, per-share amounts, earnings per share (EPS), and any other references to common shares in these financial statements and accompanying footnotes for all periods presented have been retroactively adjusted to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented. Fractional shares resulting from the reverse stock split were rounded up to the nearest whole share, and no cash was paid in lieu of fractional shares.

Common Stock: As of December 31, 2024, the Company is authorized to issue 9,997,500,000 common shares with a par value of $0.001 per share. Following the 1-for-500 reverse stock split on March 14, 2025, the Company had 12,246,570 common shares issued and outstanding. The reverse split was applied retrospectively to all prior reporting periods presented herein.

For example:

• As of December 31, 2024: 1,000,000 shares outstanding (restated from 500,000,000 pre-split shares)

• As of December 31, 2023: 800,000 shares outstanding (restated from 400,000,000 pre-split shares)

F-7

Preferred Stock As of December 31, 2024, the Company had 2,500,000 preferred shares issued and outstanding. The reverse stock split did not impact the number of authorized, issued, or outstanding preferred shares, nor did it affect their terms, conversion ratios, liquidation preferences, or voting rights.

Earnings (Loss) Per Share: Earnings (loss) per share data for all periods presented have been restated to reflect the 1-for-500 reverse stock split on March 14, 2025. Basic and diluted earnings (loss) per share are computed using the weighted-average number of common shares outstanding during the period, adjusted for the reverse split.

NOTE 2.         SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Financial Statement Presentation

The balance sheet presentation herein includes all assets and liabilities at historical cost. The Company has on occasion issued shares of its common stock in exchange for certain services from the Company’s Officers & Directors, business consultants and vendors. The stock has been issued at the fair-valued-based method. The cost of these services has been expensed in the period when the services were performed. No costs of services that were paid with stock have been capitalized.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Property, Plant, and Equipment (PP&E)

PP&E are tangible items that are held for use in the production or supply of goods and services, for rental to others, or for administrative purposes and are expected to be used during more than one period. The initial cost of PP&E includes its purchase price and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. PP&E is usually stated at cost less accumulated depreciation and impairment losses. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset.

Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurement assumes that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market. Fair value is a market-based measurement, not an entity-specific measurement.

Convertible Notes

Convertible notes are financial instruments that can be converted into a predetermined number of shares of the issuing company’s equity at certain conversion periods during the life of the note. These are initially recognized at fair value of the liability component (calculated by discounting the stream of future payments at the market rate of interest at the time of issue for similar debt without conversion options) and the equity component (calculated as the residual value after deducting the fair value of the liability component from the fair value of the instrument as a whole). The liability component is subsequently measured at amortized cost using the effective interest method. Management has not reached formal settlement agreements with any noteholders of defaulted convertible promissory notes. The Company continues to evaluate options, but there is no assurance as to the outcome, and settlement terms, if any, remain uncertain.

F-8

Fiscal Year

The Company operates on a December 31st fiscal year end.

Stock Based Compensation

The Company has on occasion issued equity and equity linked instruments to non-employees in lieu of cash to various vendors for the receipt of goods and services and, in certain circumstances, the settlement of short-term loan arrangements. The applicable GAAP guidance establishes that share-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Guidance

The Company has evaluated the recent accounting pronouncements through ASU 2015-16. The Company believes that none of the other pronouncements will have a material effect on the company’s financial statements.

NOTE 3.         GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. Management plans to continue to seek funding from its shareholders and other qualified investors to pursue its business plan.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish this and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-9

NOTE 4.         STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 9,997,500,000 shares of common stock, par value $0.001 and as of July 2, 2025, had $14,646,806 common shares issued and outstanding. The Company is authorized to issue 2,500,000 shares of preferred stock, par value $0.001 and as of September 30, 2024, had 1,000,000 preferred shares issued and outstanding.

NOTE 5.         OIL AND GAS LEASE WITH RELATED PARTY

On May 8, 2013, the Company acquired the rights to a lease dated September 6, 2012, between Drake Gold Resources, Inc. and Hyams Family Trust involving several leases including as area known as the Rensma lease. The Company acquired an 87.5% net revenue interest in the Rensma lease described as including 559 acres in the Van-SGL 45 area of the Cranberry Township in Venango County, Pennsylvania, on which there are 147 low production oil wells. The Company acquired the rights to only the Rensma lease. Mr. Peter Matousek, the CEO of Drake Gold Resources, Inc. is also a Director and the Public Relations Officer of the Company.

The Company’s net revenue interest in the Rensma lease is 87.5%. Terms of the lease require the Company to pay 50% of its net revenue interest from production to the original lease holder (Hyams Family Trust) until a total of $130,783 is paid whereupon title to the lease will be transferred to the Company. The other 50% of the net revenue interest is to be reinvested into the rework of the wells until the $130,783 is fully paid at which time the Company will receive its full 87.5% working interest with the continuing obligation to reinvest 50% of its working interest until all of the 147 wells have been reworked.

Upon receipt of title to the lease, the Company is obligated to pay 12.5% of the 87.5% working interest to the original lease holder (Hyams Family Trust) for a period of three (3) years. Should the Company drill any new wells, it is obligated to pay 12.5% from its working interest to the original lease holder (Hyams Family Trust) for a period of three (3) years.

A condition of the lease purchase requires the Company to provide rework development funding to bring two wells back into production each month, weather permitting, Drake Gold Resources, Inc. Will also be entitled to a pro-rated ownership in any well it invests rework capital.

The Company’s obligation of $130,783 related to the acquisition of the lease has been capitalized.

Pursuant to a Purchase and Sale Agreement dated November 18, 2013, Hyams Family Trust assigned a net royalty interest of 0.25% of the Glover Lease in Venango County, PA., in exchange for the rights, privileges and ownership of all of the Company’s oil and gas assets.

As part of the Company’s restructuring efforts, it divested Monster Elixir Inc. and CJB Uphill Marketing and Holdings LLC, as they no longer fit within the Company’s strategic direction. These divestitures allow Green Rain Energy Holdings, Inc.to streamline operations and allocate resources more effectively.

Additionally, all non-performing assets will be written down in the financial statements for the fiscal year ending December 31, 2025, ensuring a more accurate reflection of the Company’s financial position.

F-10

NOTE 6.         OTHER ASSETS AND RELATED DEBT

Pursuant to a Purchase and Sale Agreement dated August 7, 2018, between Eagle Oil Holding Company, Inc. (now Green Stream Holdings, Inc.) and the Company, the Company owns the following assets in exchange for a $10 million convertible note (the “Eagle Oil Note”):

15% ownership of the following contracts and corresponding gold recovery of Minera Dynasty 1, Minera Linderos E and Proyecto Cecilia 1.

20% membership interest in 375 Wall Construction LLC

36,642 preferred shares in Mike The Pike Productions Inc.

15% membership interest in Premier Equity Advisors LLC

20% equity stake in Zorhek Aqua Farms Inc

15% of the title, rights and interest in Leolah Brown’s autobiography

1.5% equity stake in Axilogy Consulting Corporation

13% of the Blue Print brand and 23% of Eagle Eye Mobile Radio Application

20% membership interest in Talent-by-Talent LLC

All of the membership interest in Pure Digital Technology LLC

All Eagle Oil’s interest in the Frank Farm Lease, Venango County, PA

Pursuant to a Joint Venture Agreement dated January 5, 2019, between Zenapay Inc., and the Company, the Company purchased a 1% equity stake in Zenapay Inc. for a $350,000 convertible note. In addition, the Company provided an additional $100,000 convertible note to be used to help absorb the costs of digital computations and storage capacity, including bandwidth consumption needs. Programmers will also be required for special development. The Joint Venture was formed in order to join forces with Zenapay to utilize the expertise of Now’s CEO, Ken Williams’ 30-years  of systems development and systems security. He will design a private network for blockchain related implementations that will add an extra layer of security to the blockchain nodes. By doing this, new, private cyber coins can be issued on such private networks. Due to non-performance, this has been canceled.

Pursuant to a Purchase and Sale Agreement between Medican Enterprises Inc. and both the Company and Eagle Oil Holding Company Inc. (now Green Stream Holdings Inc.), the Company owns the following assets in exchange for a $20 million convertible note The “Medican Note”):

Ownership of the book named, “Living the Hemp Life: An Argumentative Story about Marijuana”, with an ISBN of 978-0-692-72998-4 published on July 19, 2016.

Website named “Cannabud”.

25% membership interest in Biodynamic Hemp LLC

12% non-dilutable equity stake in RBA Pharma Inc

5% non-dilutable equity stake in Axilogy Consulting Corporation

20% non-dilutable membership interest in Medmorized LLC

20% non-dilutable equity stake in CBDVITAPETZ Inc

3% non-dilutable equity stake in VitaCig Latino Inc

25% non-dilutive equity stake in Vintage Scripts Pharmacy

Non-dilutive equity stake of 2% in Jamaican Earth Therapeutics Limited & a dilutive equity stake of 15%

60% ownership of the 60 acres of farmland in South Haven, Michigan (68811 Co Rd 384, South Haven, Michigan, 49090 with a parcel number of ‘80 09 019 017 00’ in Geneva Township

10% non-dilutive equity stake in Green Gold Acquisitions, Inc.

F-11

Pursuant to a Bio-Fuel Industrial Joint Venture Agreement between the Company and Curtis Johnson dated August 11, 2019, the Company issued a convertible note for $1,250,000 convertible note. Curtis Johnson provided 400 acres of land for year 2020; 1,000 acres for the year 2021 until the end of the agreement in North Dakota. He will also supply agricultural hardware, and experienced labor. The Joint Venture was formed for the purpose of growing Industrial hemp and the development of Hemp Bio-fuel, not excluding, food, paper, and textiles. The focus is to move towards the supply of fuel caused by the eventual rise of hemp-powered vehicles since industrial hemp is already making headlines, especially as an alternative energy source. The Company wrote off this asset and convertible note for the quarter ending December 31, 2023.

Pursuant to an Acquisition and Merger Agreement between TransGlobal Assets Inc., Kent Strickler and the Company dated November 28, 2019, the Company sold its farmland in South Have, Michigan in exchange for preferred shares to be issued. The Company will own 26.8% of the preferred shares outstanding. As of February 14, 2023, pursuant to an Acquisition and Merger Agreement between various parties, the preferred shares were cancelled in exchange for ownership of TransGlobal Asset’s Monster Elixir subsidiary.

Pursuant to a Mutual Rescission and Amendments of Purchase and Sale Agreements dated May 13, 2020, between various parties including RBA Pharma Inc. Green Rain Energy Holdings, Inc. and Medican Enterprises Inc. (OTC.MDCN), Medican Enterprises Inc. canceled $10 of the Medican Note, plus accrued interest. The Company reduced its equity stake in RBA Pharma Inc. to 1%. This action was performed at the request of RBA Pharma Inc. that are  looking to go public on various exchanges.

The Eagle Oil Note and the Medican Note have not been repaid or converted and are both currently in default. As of the date of this Offering Circular, no demand for payment or request for conversion has been made from either lender. Management has not reached formal settlement agreements with any noteholders of defaulted convertible promissory notes. The Company continues to evaluate options, but there is no assurance as to the outcome, and settlement terms, if any, remain uncertain.

Pursuant to a Human Imagining Diagnostic Joint Venture between Hollywood Diagnostics Center and the Company dated August 28, 2020, the Company issued a convertible note for $200,000 as part of its contribution. This asset was not recorded previously on the company’s balance sheet and was reconciled as of December 31, 2023. The Company wrote off this asset and convertible note for the quarter ending December 31, 2023.

Pursuant to a Purchase and Sale Agreement between the Company, Monster Elixir Inc., a TransGlobal Assets Inc. (OTC: TMSH) subsidiary and Robin Brown & Alan Alston, the Company sold 15% of its stake in Vintage Scripts Pharmacy to Monster Elixir Inc., for the se of Monster Elixir’s applied for Michigan Medical Marijuana License to increase sales and profits of Vintage Scripts Pharmacy to the benefit of the Sellers.

Pursuant to a Share Purchase Agreement dated January 24, 2022, between the Company, Rudolph Byfield and Obsidian Performance Group, the Company purchased a 28% non-dilutable stake in Obsidian Performance Group that owns the trademark, “Celldration”. It is a manufacturer and distributor of enhanced premium water products with a clear plan to share its functional water and eco-friendly packaging globally. Both companies will collaborate on the development of various line extensions, including flavored & CBD infused beverages. The consideration paid was a convertible note issued to Rudolph Byfield in the amount of $7,400,000. On October 10, 2022, the Company was contracted by an attorney for Brazil Society LLC stating that it had a default judgment for $10,868.08 against Obsidian. This was never disclosed by Rudolph Byfield. Furthermore, Mr. Byfield made some material misrepresentations causing the Company to provide additional capital. He also threatened to put his company into bankruptcy. His convertible note has been cancelled and the Company is contemplating legal action against him.

Pursuant to a Share Purchase Agreement dated July 29, 2022, between the Company, Fernando Londe and MePeeps Inc. the Company purchased a 28% non-dilutable stake in MePeeps Inc. MePeeps Inc. is a revolutionary social media company which supports free speech by not flagging, blocking or manipulating posts. The consideration paid was a convertible note issued to Fernando Londe in the amount of $1,800,000. The Company wrote off this asset and convertible note for the quarter ending December 31, 2023.

Pursuant to a Share Purchase-Agreement dated November 21, 2022, between the Company and Charles Stevens, the Company purchased a 40% membership interest in CJB Uphill Marketings and Holdings LLC. This California Company manufactures a CBD-Based Tattoo Lotion for All Stages of Tattoos. The consideration paid was a convertible note issued to Charles Stevens in the amount of $250,000.

F-12

Pursuant to an Acquisition and Merger Agreement dated June 23, 2023, between the Company and Terry Vickery, Conrad Schott, Arieh Szigeti and Phillip Williams, the Company acquired all of the membership interest of Sunshine Minerals Ltd. LLC, a company that trades and sells gold by consulting and financing downstream activities through long term and matured relationships. It works directly with legacy producers in East African community and surrounding producing countries. Furthermore, utilizing the majority vote provided by Ken Williams, Paul Khan and Juan Salazar, all officers and directors were removed other than Ken Williams AND Conrad Schott was appointed as President. All stock issuances by the Company and all membership issuance/re-issuance or transfers by Terry Vickery, Conrad Schott, Arieh Szigeti and Phillip Williams of their membership interest in Sunshine Minerals Ltd. LLC., shall be completed NO LATER than December 31, 2023, Sunshine Minerals Ltd. LLC., attests that their current value is $1,100,000.

On July 22, 2024, the Company entered into a Purchase and Sale Agreement with Emilia Carpinisan for the acquisition of all outstanding shares of CIVET USA, a leading artificial intelligence firm. As part of the consideration for this acquisition, the Company has agreed to issue a total of 406,000 Preferred Shares to Emilia Carpinisan. These shares will be issued at the earliest practicable opportunity, in accordance with the terms outlined in the agreement. The transaction represents a strategic move by the Company to expand its presence in the artificial intelligence sector.

The assets were recorded at historical cost in accordance with U.S. GAAP. The aforementioned write-downs were recognized due to the cancellation of the consideration paid for the assets, resulting in the return of the assets.

NOTE 7.         SUBSEQUENT EVENTS

On October 17, 2024, Emilia Carpinisan resigned from her position(s), and Ken Williams was appointed as her successor. Additionally, on October 22, 2024, the Company rescinded the Purchase and Sale Agreement, dated July 22, 2024, with the acquired artificial intelligence company, CIVET USA.

On October 22, 2024, pursuant to a Stock Purchase Agreement between the Company and VGTel Inc, the Company acquired the subsidiaries Green Rain Solar Inc. and M Love Vintage Holdings Inc. As part of the consideration for these acquisitions, the Company agreed to issue 50% of its controlling preferred stock to VGTel Inc. On October 23, 2024, Ken Williams resigned, and Alfredo Papadakis, the former CEO of VGTel, was appointed as his successor. These acquisitions will be reflected in the Company’s annual disclosure statement.

On April 3, 2025, subsequent to the balance sheet date, Green Rain Solar, Inc., a wholly owned subsidiary of the Company entered into a security note and agreement with Quick Capital for the sum of $302,130. This event occurred after the close of the reporting period but before financial statements were issued. As such, this transaction has not been reflected in the financial statements for the year ended December 31, 2024. The Company has evaluated the implications of this subsequent event and has disclosed it here to provide more accurate information about its financial position post balance sheet date. On October 22, 2024, pursuant to a Stock Purchase Agreement between the Company and VGTel Inc, the Company acquired the subsidiaries Green Rain Solar Inc. and M Love Vintage Holdings Inc

Subsequent to December 31, 2024, the Company issued approximately 600 million shares of common stock as a result of the conversion of outstanding convertible notes. The issuance prices were based on the respective conversion terms set forth in the applicable note agreements. The Company continues to be subject to additional outstanding convertible notes and may receive requests for further conversions at any time, which could result in additional issuances of common stock and further dilution to existing shareholders.

As of the date of this filing, the Company remains in default on several outstanding convertible notes. These include:

•	A $250,000 convertible note originally payable to Green Stream Holdings Inc., now assigned to Medican Enterprises Inc., fully in default since December 31, 2023;
•	A $175,000 convertible note issued to Eagle Oil Holding Company Inc., fully in default since March 15, 2024;
•	Other convertible promissory notes totaling $310,000 in principal, all fully in default.

F-13

The Company has not made any payments on these obligations since their respective maturity dates. No forbearance or extension agreements have been executed. These debts are expected to be partially repaid using proceeds from this offering, as further described in the “Use of Proceeds” section of this Offering Circular.

The Company evaluated subsequent events through the date the financial statements were available to be issued. Subsequent to December 31, 2024, the Company completed two acquisitions:

1.	Green Rain Solar Inc. – acquired October 19, 2024, and
2.	M Love Vintage Holdings Inc. – acquired October 14, 2024. (Check date)

Both acquisitions involved 100% of the equity of the respective companies, and were acquired in exchange for controlling preferred stock in Green Rain Energy Holdings Inc., along with the divestiture of CJB Uphill Marketings and Holdings Inc. The results of operations for both companies have been consolidated into the Company’s financial statements beginning Q1 2024. See Note 8 for full acquisition details.

The following line items in the consolidated financial statements for the period ended December 31, 2024, were impacted by these acquisitions:

•	Revenue: $82,000 (from M Love)
•	Cost of Goods Sold: $31,000 (from Green Rain)
•	Operating Expenses: $106,000 (combined)
•	Property and Equipment: $120,000 ($50,000 from M Love, $70,000 from Green Rain)
•	Intangible Assets: $350,000 (from M Love)
•	Goodwill: $160,000 (combined)
•	Liabilities Assumed: $53,000 (combined)

Note 8.           Business Combinations

Green Rain Solar Inc.

On October 22, 2024, the Company acquired 100% of the equity of Green Rain Solar Inc., a Nevada-based solar energy company, as part of a strategic expansion into renewable energy. The Company transferred consideration of approximately $121,337,000, which consisted of:

•	Preferred stock issued with a par value of approximately $1,206.85 (1,206,852 shares at $0.001 par value per share),
•	A fair market value of approximately $120,685,200, based on the conversion ratio of 1 preferred share to 1,000,000 common shares, and the Company’s common stock trading price of $0.0001 per share (1,206,852 × $100),
•	And contributed legacy assets, including Monster Elixir, with a carrying value of $150,000.

The acquisition was accounted for using the acquisition method pursuant to ASC 805. The preliminary allocation of the purchase price for Green Rain is as follows:

•	EV Development assets: $300,000
•	Accounts receivable: $20,000
•	Other assets: $10,000
•	Liabilities assumed: $(851,942)
•	Goodwill: $121,858,942
•	Total consideration transferred: $121,337,000V

F-14

M Love Vintage Holdings Inc.

On the same date, the Company acquired 100% of the equity of M Love Vintage Holdings Inc., a media, branding, and content production company. The Company transferred consideration of approximately $9,663,000, which consisted of:

•	Preferred stock issued with a par value of approximately $95.15 (95,148 shares at $0.001 par value per share),
•	A fair market value of approximately $9,514,800, based on the conversion ratio of 1 preferred share to 1,000,000 common shares, and the Company’s common stock trading price of $0.0001 per share (95,148 × $100),
•	And contributed legacy assets, including CJB Uphill Marketing and Holdings LLC, with a carrying value of $650,000.

The preliminary allocation of the purchase price for M Love is as follows:

•	Intellectual property and brand assets: $350,000
•	Equipment: $50,000
•	Liabilities assumed: $(67,465)
•	Goodwill: $9,330,465
•	Total consideration transferred: $9,663,000

The difference between the par value and fair market value of the preferred stock primarily reflects the substantial conversion rights embedded in the preferred stock and the market value of the Company’s common shares. These allocations are preliminary and may be revised within the measurement period, as defined in ASC 805-10-25-13. The goodwill recorded in both transactions primarily reflects anticipated synergies and intangible benefits not separately identifiable. These allocations are preliminary and may be revised as additional information becomes available within the measurement period as defined under ASC 805-10-25-13.

NOTE 9:           SALE OF BUSINESS

On April 29, 2025, GREH completed the sale of its subsidiary, M Love Vintage Holdings Inc., to Arowana Media Holdings Inc., pursuant to an asset purchase agreement (Exhibit 6.1). The transaction was disclosed in GREH’s Current Report on Form 8-K (Exhibit 6.2) filed with the Securities and Exchange Commission on May 2, 2025.

As part of the agreement, Arowana Media Holdings Inc. acquired the shares of M Love Vintage Holdings Inc. In exchange, GREH received 65.7% of the issued and outstanding preferred shares of Arowana Media Holdings Inc.

This divestiture aligns with GREH’s strategic plan to streamline operations and focus resources on its core business segments in sustainable energy and environmental technologies. M Love Vintage, which operates in the lifestyle and media sector, was determined to be non-core and required disproportionate management attention without operational synergy with GREH’s primary initiatives.

Through this transaction, GREH retains an indirect economic interest in M Love Vintage via its equity position in Arowana, while shifting day-to-day operations and strategic oversight to an entity better suited to grow the brand within the consumer and media space.

The Company will reflect this transaction in the Business and Recent Developments sections of the amended Offering Circular, and appropriate financial impacts will be disclosed in subsequent filings, as applicable.

F-15

800,000,000 Shares of Common Stock

Green Rain Energy Holdings, Inc.

OFFERING CIRCULAR

                                               , 2025

PART III

EXHIBIT INDEX

Exhibit	Description
2.1	Articles of Incorporation of the Registrant filed with the Wyoming Secretary of State on January 27, 2025 (incorporated by reference to Exhibit 2.1 of The Now Corporation’s 1-A/A, filed with the SEC on February 25, 2025)

2.2	Corporate Resolution Authorizing Moving The Corporate Domicile from State of Nevada to the State of Wyoming filed with Wyoming on January 23, 2025 (incorporated by reference to Exhibit 2.2 of The Now Corporation’s 1-A/A, filed with the SEC on February 25, 2025)

2.3	Foreign Profit Corporation Articles of Continuance from the State of Wyoming filed with Wyoming on January 23, 2025 (incorporated by reference to Exhibit 2.3 of The Now Corporation’s 1-A/A, filed with the SEC on February 25, 2025)

2.4	Bylaws of the Registrant dated October 7, 2020 (1)

2.5	Purchase and Sale Agreement dated August 7, 2018, between you and Eagle Oil Holding Company Inc. (now Green Stream Holdings Inc.)

2.6	$10 million convertible note issued in the exchange for various assets in connection with such Purchase and Sale Agreement with Eagle Oil Holding Company Inc.

2.7	Purchase and Sale Agreement dated January 26, 2019 between you, Medican Enterprises Inc., and Eagle Oil Holding Company Inc. (now Green Stream Holdings Inc.)

2.8	$20 million convertible note issued in the exchange for various assets in connection with such Purchase and Sale Agreement with Medican Enterprises Inc.

2.9	Stock Purchase Agreement dated October 22, 2024, between you and VGTel Inc., whereby you acquired two subsidiaries: Green Rain Solar Inc. and M Love Vintage Holdings Inc.

2.10	Bylaws of Green Rain Energy Holdings, Inc. dated March 14, 2025

2.11	Resolution to Adopt New Bylaws and Supersede Prior Governing Documents

3.2	Convertible Promissory Note, dated November 25, 2024, between The Now Corporation and Luke Cohen

3.3	Exhibit A to Convertible Promissory Note between The Now Corporation and Latiff Chagpar

3.4	Convertible Promissory Note, dated February 13, 2025, between The Now Corporation and GlobalOne Filings Inc.

3.5	Convertible Promissory Note, dated November 21, 2024, between The Now Corporation and CKS Studio Inc.

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3.6	Convertible Promissory Note, dated November 11, 2024, between The Now Corporation and James DiPrima

3.7	Convertible Promissory Note, dated March 11, 2025, between The Now Corporation and Eric Blondie Productions

3.8	Convertible Promissory Note, dated December 22, 2024, between The Now Corporation and Dream Green Partners Corp

3.9	Convertible Promissory Note, dated December 12, 2024, between The Now Corporation and Mark Newbauer

3.10	Agreement of Assumption, dated April 3, 2025, by and among Green Stream Holdings Inc., The Now Corporation, and Quick Capital, LLC

4.1	Form of Subscription Agreement

5.1	State of Colorado Regulatory Department Confirmation Letter

6.1	Purchase and Sale Agreement (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K, filed with the SEC on May 2, 2025)

7.1	Escrow Agreement Chapgar Latiff/Green Rain Energy Holdings, Inc. June 9, 2025

8.1	THE NOW CORPORATION I to Green Rain Energy Holdings Inc. - Amend Name and Other

8.2	Green Rain Energy Holdings Inc. Corporate Resolution

8.3	Green Rain Energy Holdings Inc. Bylaws

12.1	Opinion of Lucosky Brookman LLP

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SIGNATURES

Pursuant to the requirements of Regulation A, issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Los Angeles, State of California, on July 10, 2025.

Green Rain Energy Holdings, Inc.

By:	/s/ Alfredo Papadakis
Alfredo Papadakis
President and Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints each of Alfredo Papadakis as his true and lawful attorneys-in-fact and agents, with full power of substitution, for such person and in his name, place and stead, in any and all capacities, to sign this Offering Statement on Form 1-A (including all pre-qualification and post-qualification amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting into said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, as amended, this Offering Statement on Form 1-A/A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alfredo Papadakis	President and Chairman of the Board	July 10, 2025
Alfredo Papadakis

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